                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               UNOCAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                                            Unocal Corporation
                                            2141 Rosecrans Avenue, Suite 4000
                                            El Segundo, California 90245

                                 [UNOCAL LOGO]

                                            April 23, 1997
Dear Stockholder:

     Please accept my personal invitation to attend our Annual Meeting of Stockholders on Monday, June 2, 1997. This year's meeting will be held in the auditorium at the Company's Hartley Center, 376 South Valencia Avenue in Brea, California at 10:00 A.M.

     Your vote is important. I urge you to complete, sign, and return the enclosed proxy card. If you plan to attend the Stockholders Meeting, please complete and return the business reply card enclosed with the Proxy Statement. That card also provides space for any comments you may have on matters concerning Unocal. I welcome your comments and assure you they will be considered.

     Auditorium seating is limited. If you are a beneficial owner of Unocal stock held by a bank, broker, or investment plan (with your stock held in "street name") you may need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from the bank or broker are examples of proof of ownership. Stockholders of record may be asked for identification for admission to the meeting.

     I look forward to seeing you on June 2.

                                            Sincerely,

                                            /s/ R.C. BEACH
                                            Roger C. Beach
                                            Chairman and Chief Executive Officer

                               TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      -----
Invitation from the Chairman........................................................  Cover
Notice of 1997 Annual Meeting of Stockholders.......................................      i
General Information.................................................................      1
Item 1: Election of Directors.......................................................      2
Board and Committee Meetings........................................................      6
Directors' Compensation.............................................................      7
Security Ownership of Management....................................................      8
Compliance with Section 16(a) of the Securities Exchange Act of 1934................      9
Other Information...................................................................      9
Executive Compensation..............................................................      9
  Report of the Management Development and Compensation Committee...................      9
  Performance Graph -- Cumulative Return to Stockholders............................     13
  Compensation of Executive Officers................................................     14
Security Ownership of Certain Beneficial Owners.....................................     18
Item 2: Ratification of Appointment of Coopers & Lybrand L.L.P. as Independent
  Accountants.......................................................................     18
Item 3: Approval of Performance Goal under the Management Incentive Program
         for Tax Purposes...........................................................     19
Stockholder Proposals
  Item 4: Report on the Cost and Benefits of Doing Business in Myanmar..............     24
  Item 5: Research and Report Regarding the Myanmar Oil and Gas Enterprise
           and Drug Money Laundering................................................     26
Item 6: Other Matters...............................................................     27
Stockholder Proposals for 1998 Annual Meeting.......................................     28
Exhibit A: Management Incentive Program.............................................    A-1

                                            NOTICE OF 1997
                                            ANNUAL MEETING
                                            OF STOCKHOLDERS

                                 [UNOCAL LOGO]

                                            Unocal Corporation

     The Annual Meeting of Stockholders of Unocal Corporation (the "Company"), a Delaware corporation, will be held in the auditorium at The Hartley Center, 376 South Valencia Avenue in Brea, California, on Monday, June 2, 1997, at 10:00 A.M., Pacific Daylight Time, for the following purposes:

     (1) To elect four directors for three-year terms that will expire at the annual meeting in 2000;

     (2) To ratify the action of the Board of Directors in appointing Coopers & Lybrand L.L.P. as the Company's independent accountants for 1997;

     (3) To approve the Performance Goal under the Management Incentive Program for tax purposes;

     (4) To consider and act upon the stockholder proposals described in the accompanying Proxy Statement, if presented at the meeting; and

     (5) To consider and act upon such other matters as may properly be brought before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on April 4, 1997 are entitled to vote at the Annual Meeting and any adjournment thereof.

                                            By Order of the Board of Directors

                                            /s/ B. DEWEZ

                                            Brigitte M. Dewez
                                            Corporate Secretary
April 23, 1997
El Segundo, California

                                            PROXY STATEMENT

                                 [UNOCAL LOGO]

                                            Unocal Corporation
                                            2141 Rosecrans Avenue, Suite 4000
                                            El Segundo, California 90245

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unocal Corporation (the "Company" or "Unocal"), a Delaware corporation, for use at the Annual Meeting of Stockholders of the Company to be held on June 2, 1997 and any adjournment thereof, pursuant to the Notice of the Meeting.

     The Notice of Annual Meeting and this Proxy Statement, together with the enclosed proxy card and the Company's 1996 Annual Report, are being mailed to stockholders commencing on or about April 23, 1997.

     As of March 31, 1997, the Company had 249,850,137 shares of common stock outstanding. Only Common stockholders of record on the books of the Company at the close of business on April 4, 1997 are entitled to vote at the meeting. A stockholder of record is entitled to one vote for each share of common stock owned. Pursuant to Delaware law, shares voted by brokers as to discretionary matters only and shares abstaining will be counted as present for the purpose of determining whether there is a quorum. With regard to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions on item 2 (ratification of appointment of independent accountants) and Item 3 (approval of performance goal under the Management Incentive Program for tax purposes) will have the effect of negative votes. The New York Stock Exchange has informed the Company that Items 4 and 5 (stockholder proposals) are "non-discretionary." Brokers who have received no instructions from their clients do not have discretion to vote on these items, and such broker "non votes" will not be counted as votes cast for determining their outcome.

                              GENERAL INFORMATION

     This proxy is solicited by the Board of Directors. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and regular and temporary employees of the Company and its subsidiaries may solicit proxies by telephone, personal interview, electronic mail, facsimile and other written communication. The Company also has retained D. F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies for a fee estimated to be $15,000 plus reimbursement of out-of-pocket expenses. The Board of Directors has appointed directors Mr. MacDonald G. Becket, Dr. Donald P. Jacobs, and Mr. Frank C. Herringer as the proxy holders for the 1997 meeting of stockholders.

     The Company's general proxy voting policy is:

     "Unocal's Board of Directors wishes to encourage stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. Therefore, the Company shall retain an independent third party to receive and tabulate stockholder proxy votes. The manner in which any stockholder votes on any particular issue shall, subject to any federal or state law requirements, be strictly confidential."

     The Board of Directors considers that some stockholders may wish the Company to know how they have voted and the Company, where possible, may wish to inquire as to how stockholders have voted.

     If you wish the Company to have access to your proxy card, you may check the box marked "OPEN BALLOT" on the proxy card and your proxy will be made available to the Company. Your vote will remain confidential if you do not check the "OPEN BALLOT" box.

     A stockholder who has returned a proxy may revoke it at any time before it is voted at the meeting by executing a later-dated proxy, by voting by ballot at the meeting, or by filing an instrument of revocation with the Inspector of Elections.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     The Board of Directors, which consists of 12 directors as authorized by the Bylaws, is divided into three classes. Directors in each class are normally elected for three-year terms or until their successors are duly elected and qualified. Four directors will be elected at the Annual Meeting for terms expiring in 2000.

     Each of the four nominees has complied with the requirements of Article III, Section 6 of the Company's Bylaws, which reads in part as follows:

     ". . . A nomination shall be accepted, and votes cast for a proposed nominee shall be counted by the inspectors of election, only if the Secretary of the Corporation has received at least sixty (60) days prior to the meeting a statement over the signature of the proposed nominee that such person consents to being a nominee and, if elected, intends to serve as a director. Such statement shall also contain the Unocal stock ownership of the proposed nominee, occupations and business history for the previous five (5) years, other directorships, names of business entities of which the proposed nominee owns a ten (10) percent or more equity interest, listing of any criminal convictions, including federal or state securities violations, and all other information as would be required to be disclosed in solicitations of proxies for the election of such nominee as director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended."

     If the Corporate Secretary of the Company advises the Board that information provided by any nominee is incomplete, that nominee may be disqualified to stand for election as a director. If any nominee becomes unavailable to serve as a director, and if the Board designates a substitute nominee, the proxy holders will vote for the substitute nominee designated by the Board.

     Information about the persons nominated for election as directors, as well as those directors continuing in office, is set forth on the following pages.

     Directors are elected by a plurality of the votes of the shares entitled to vote on the election and present, in person or by proxy, at the Annual Meeting.

     THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR ALL FOUR NOMINEES UNLESS AUTHORIZATION TO VOTE FOR THE ELECTION OF ONE OR MORE NOMINEES HAS BEEN WITHHELD.

NOMINEES FOR DIRECTOR -- TERMS TO EXPIRE 2000

JOHN W. AMERMAN
Chairman of the Board
Mattel, Inc. (children's toys)
Age: 65
Director since 1991

     Mr. Amerman has been a director of Mattel, Inc. since 1985 and Chairman of the Board of Mattel, Inc. since 1987. He was Chief Executive Officer of Mattel from 1987 to January 1997. Mr. Amerman also has been a director of Vanstar Corporation since June 1996.

ROGER C. BEACH
Chairman of the Board and Chief Executive Officer
Unocal Corporation
Age: 60
Director since 1988

     Mr. Beach has been Chairman of the Board of Unocal since 1995 and its Chief Executive Officer since 1994. He served as President and Chief Operating Officer from 1992 until 1994. Mr. Beach was President of the Unocal Refining & Marketing Division from 1986 to 1992, and from 1987 to 1992 also served as Senior Vice President of the Company.

JOHN W. CREIGHTON, JR.
President and Chief Executive Officer
Weyerhaeuser Company (forest products)
Age: 64
Director since 1995

     Mr. Creighton has been President and a director of Weyerhaeuser Company since 1988 and its Chief Executive Officer since 1991. He has also been a director of Quality Food Centers, Inc. since 1989, Portland General Corporation since 1990, and NHP Inc. since 1995.

KEVIN W. SHARER
President and Chief Operating Officer
Amgen, Inc. (biotechnology)
Age: 48
Nominee for Director

     Mr. Sharer has been President, Chief Operating Officer and a director of Amgen, Inc. since 1992. From 1989 to 1992 he was an Executive Vice President and President of the Business Markets Division of MCI Communications Corporation. Mr. Sharer has also been a director of Geotek, a wireless communications company, since 1995 and president of the board of trustees of the Los Angeles County Museum of Natural History since 1996.

CONTINUING DIRECTORS -- TERMS TO EXPIRE 1999

MALCOLM R. CURRIE
Former Chairman of the Board and Chief Executive Officer
Hughes Aircraft Company (now Hughes Electronics)
(defense, space and automotive electronics)
Age: 70
Director since 1990

     Dr. Currie was Chairman of the Board and Chief Executive Officer of Hughes Aircraft Company (now Hughes Electronics), a wholly-owned subsidiary of General Motors Corporation, from 1988 through 1992. Dr. Currie has been a director of Investment Company of America since 1991, L.S.I. Logic Corporation since 1991, and U.S. Electricar since 1995. He has been Chairman of The Board of Trustees of The University of Southern California since 1995.

NEAL E. SCHMALE
Chief Financial Officer
Unocal Corporation
Age: 50
Director since 1991

     Mr. Schmale was named Chief Financial Officer of Unocal in 1994. He served as Senior Vice President of the Company from 1988 to 1994. Mr. Schmale was President of the Petroleum Products and Chemicals Division (which encompassed Refining, Marketing, Chemicals and Minerals operations) from 1992 until 1994. He was President of the Unocal Chemicals & Minerals Division from 1991 to 1992.

CHARLES R. WEAVER
Former Chairman of the Board and Chief Executive Officer
The Clorox Company (household consumer products)
Age: 68
Director since 1990

     Mr. Weaver was Chairman of the Board of The Clorox Company from 1986 and its Chief Executive Officer from 1985 until his retirement in 1992. He has been a director of Potlatch Corporation since 1987.

CONTINUING DIRECTORS -- TERMS TO EXPIRE 1998

FRANK C. HERRINGER
Chairman of the Board and Chief Executive Officer
Transamerica Corporation (insurance and financial services)
Age: 54
Director since 1989

     Mr. Herringer became Chairman of the Board of Transamerica Corporation in January 1996. He has been President of Transamerica Corporation since 1986, its Chief Executive Officer since 1991 and a director of its Board since 1986. Mr. Herringer has also been a director of Pacific Telesis Group since 1994, and became a director of Charles Schwab and Co. in October 1996.

JOHN F. IMLE, JR.
President
Unocal Corporation
Age: 56
Director since 1988

     Mr. Imle has been President of Unocal since 1994. He is responsible for corporate strategic planning and for all major new ventures and business development activities worldwide. From 1992 until 1994 he served as Executive Vice President of the Company and President of the Energy Resources Division, which encompassed the Company's worldwide oil, gas, and geothermal businesses. Mr. Imle was Senior Vice President of the Company from 1988 until his appointment as Executive Vice President.

DONALD P. JACOBS
Dean, J. L. Kellogg Graduate School of Management
Northwestern University
Age: 69
Director since 1972

     Dr. Jacobs has also been a director of Commonwealth Edison Company since 1979, First National Bank of Chicago (a subsidiary of First Chicago NBD Corporation) since 1982, Hartmarx Corporation since 1980, and Whitman Corporation since 1988. Mr. Jacobs was a director of First Chicago Corporation from 1982 until it merged with NBD Bank in 1996. He has been a trustee of Security Capital Industrial Trust since February 1996.

J. STEVEN WHISLER
Senior Vice President
Phelps Dodge Corporation (copper mining)
Age: 42
Director since 1995

     Mr. Whisler has been a Senior Vice President of Phelps Dodge Corporation, a major international mining and manufacturing company, since 1988, and President of Phelps Dodge Mining Company, its largest division, since 1991. Mr. Whisler has been a director of Phelps Dodge Corporation since 1995, Burlington Northern Santa Fe Corporation since 1995, and the Southern Peru Copper Corporation since 1995.

MARINA V.N. WHITMAN
Professor of Business Administration and Public Policy, University of Michigan
Age: 62
Director since 1993

     Dr. Whitman has been a Professor at the University of Michigan since 1992. Prior thereto, she spent 13 years at General Motors Corporation -- 6 years as Vice President and Chief Economist and 7 years as Vice President and Group Executive, Public Affairs Staff. She was a member of the President's Advisory Committee on Trade Policy and Negotiations from 1987 to 1993. She has been a director of Aluminum Company of America since 1994, Procter & Gamble Company since 1976, Chase Manhattan Corporation (formerly Chemical Banking Corporation) since 1992, (director of Manufacturer's Hanover since 1973 -- in 1992 it merged with Chemical Banking Corporation), and Browning-Ferris Industries, Inc. since 1992, and is a member, director, or trustee of several educational and professional organizations.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held eight meetings in 1996. All directors attended at least 78% of the total number of meetings of the Board and the committees on which they served, except for Mr. Amerman, who attended 72% of the total number of meetings of the Board and the committees on which he served.

     The Board of Directors has the following standing committees:

     Accounting, Auditing & Ethics Committee. Messrs. Creighton (Chairman), Becket, Weaver, and Dr. Whitman. The Committee, composed entirely of non-employee directors, met seven times in 1996. Its primary functions are (a) to periodically review the Company's accounting, financial reporting, and control policies and procedures, (b) to recommend to the Board of Directors the firm of certified public accountants to be retained as the Company's independent accountants, and (c) to review Company policies and procedures relating to business conduct and conflicts of interest. The Committee meets separately with the Company's independent certified public accountants, the General Counsel and the internal audit staff.

     Board Governance Committee. Messrs. Amerman (Chairman), Currie, Herringer, Dr. Jacobs and Mr. Whisler. The Committee, composed of five non-employee directors, met four times in 1996. The Committee recommends the composition, role, structure and procedures of the Board of Directors and Board committees, and makes recommendations to improve the functionality and effectiveness of the Board and the committees. The Committee also identifies and presents candidates for election as directors of the Company. The Committee's policy is to consider qualified candidates, including those recommended by stockholders. Stockholders may recommend candidates by writing to the Corporate Secretary.

     Executive Committee. Messrs. Beach (Chairman), Amerman, Currie and Herringer. The Committee, composed of three non-employee Directors and the Chief Executive Officer, did not meet in 1996. During the periods between Board meetings, the Executive Committee has the powers and authority of the Board, except for those powers specifically reserved to the full Board by the Delaware General Corporation Law and the Bylaws.

     Health, Environment & Safety Committee. Dr. Whitman (Chairman), Messrs. Becket, Creighton, and Weaver. The Committee, composed entirely of non-employee directors, met five times in 1996. Its primary functions are to review (a) activities of the Health, Environment & Safety Department, (b) with the Company's General Counsel, any legal or other matter involving health, environment or safety that could significantly impact the Company, (c) existing and projected future material expenditures related to health, environment or safety, and (d) the HES audit function including the audit plans and audit results.

     Management Committee. Messrs. Beach (Chairman), Imle and Schmale. The Committee, composed of three employee directors, met 49 times in 1996. During the periods between Board meetings, the Management Committee generally has the powers and authority of the Board, except for those powers specifically reserved to the full Board by the Delaware General Corporation Law and the Bylaws, and subject to approval limits established by the Board.

     Management Development & Compensation Committee. Dr. Jacobs (Chairman), Messrs. Amerman, Currie, Herringer, and Whisler. The Committee, composed entirely of non-employee directors, met five times in 1996. The Committee establishes the base salaries of senior officers and administers all management incentive compensation programs. The Committee reviews the performance of the Chief Executive Officer and succession plans for senior management. The Committee retains an outside consultant to advise it.

     Retirement Plan Committee. Dr. Currie (Chairman), Mr. Becket, and Dr. Jacobs. The Committee, composed of three non-employee directors, met four times in 1996. Its primary function is to control and manage the assets of the Company's Retirement Plan, which includes setting investment objectives, establishing asset allocation strategy, and selecting and replacing investment managers, consultants, and trustees.

DIRECTORS' COMPENSATION

     Directors who are also employees of the Company receive no additional compensation for services as directors. In September, 1996, the annual retainer for each non-employee director increased from $18,000 to $25,000. Other fees for non-employee directors are unchanged from the 1995 rates: $3,000 for each one-day Board meeting attended, $1,000 for each committee meeting attended, and an annual retainer fee of $6,000 for chairing a Board committee. All directors are reimbursed for actual out-of-pocket expenses incurred in attending meetings and Company business.

     The Directors' Restricted Stock Plan (the "Directors' Plan") for non-employee directors was approved by the Company's stockholders in 1991 for a term of 10 years and authorizes the issuance of up to an aggregate of 300,000 shares of common stock. The Directors' Plan is administered by the Management Committee. The Directors' Plan was amended such that for the annual grant for 1996 and for elective deferred compensation after August 31, 1996, restricted stock units replaced restricted shares.

     Under the Directors' Plan, annual grants of restricted stock units equal in value to 20 percent of the directors' fees earned during the prior year are made to each non-employee director.

     The Directors' Plan also allows each non-employee director to make an annual election to defer all or a portion of his or her cash fees for the ensuing year into restricted stock units which may ultimately be paid out in shares of common stock. This gives non-employee directors an opportunity to increase their stockholdings, which further aligns the interests of the non-employee directors with those of other stockholders. In consideration for foregoing the current cash compensation, the value of the restricted stock units is equal to 120 percent of the fees deferred.

     All the continuing outside directors and Mr. Becket elected to defer some or all of their 1996 cash fees into restricted stock or restricted stock units. The following summarizes the elective deferrals by outside directors in 1996:

                                                         NUMBER OF SHARES OF        NUMBER OF RESTRICTED
                                    AMOUNT OF              RESTRICTED STOCK         STOCK UNITS RECEIVED
                              COMPENSATION DEFERRED      RECEIVED FOR ELECTED       FOR ELECTED DEFERRED
          DIRECTOR                 BY ELECTION          DEFERRED COMPENSATION         COMPENSATION(A)
----------------------------  ---------------------     ----------------------     ----------------------
Mr. Amerman.................         $35,833                       571                       633
Mr. Becket..................          26,788                       291                       589
Mr. Creighton...............          54,833                     1,296                       633
Dr. Currie..................          42,700                       972                       522
Mr. Herringer...............          41,333                     1,006                       467
Dr. Jacobs..................          52,833                     1,148                       696
Mr. Weaver..................          53,333                     1,374                       526
Mr. Whisler.................          48,833                     1,148                       571
Dr. Whitman.................           9,417                                                 294

---------------

(A) Units have been rounded to the nearest whole number.

     The restriction period for the restricted stock and restricted stock units, as elected by each director, is from five years to as late as when the director ceases to be a director of the Company. The restricted stock units accumulate in accounts for each director, and dividends payable during the restriction period are credited as additional restricted stock units. At the end of the restriction period, for each annual grant or annual elective deferral, shares of common stock are issued equal to the number of accumulated restricted stock units.

     Restricted stock and restricted stock units cannot be sold, transferred, or pledged during the restricted period and are subject to forfeiture if the director resigns or does not stand for election during the restriction period under circumstances described in the Plan.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of shares of the Company's common stock as of March 15, 1997 by all directors and nominees for director, named executive officers, and by all directors and executive officers as a group.

                               SOLE VOTING      SHARED VOTING     ACQUIRABLE       TOTAL
                              OR INVESTMENT     OR INVESTMENT     WITHIN 60      BENEFICIAL     RESTRICTED
            NAME                  POWER             POWER          DAYS(E)       OWNERSHIP    STOCK UNITS(G)
----------------------------  -------------     -------------     ----------     ---------    --------------
John W. Amerman.............       6,499             1,000                           7,499         1,169
Roger C. Beach..............      48,263            33,485          235,193        316,941
MacDonald G. Becket.........       3,996                                             3,996         1,231
John W. Creighton, Jr. .....       2,835                                             2,835         1,229
Malcolm R. Currie...........       8,758             1,200                           9,958         1,078
Frank C. Herringer..........      14,299(A)                                         14,299         1,061
Lawrence M. Higby...........       1,897                             20,584         22,481
John F. Imle, Jr. ..........      59,409(B)                         182,270(F)     241,679
Donald P. Jacobs............      17,725             3,483(C)                       21,208         1,368
John W. Schanck.............      23,729             2,761           38,673         65,163
Neal E. Schmale.............      35,494            27,220(D)       120,651        183,365
Kevin W. Sharer.............       1,000                                             1,000
Charles R. Weaver...........      14,002                                            14,002         1,177
J. Steven Whisler...........       1,420             2,000                           3,420         1,087
Marina v.N. Whitman.........       3,861                                             3,861           751
All directors, nominees for
  director and executive
  officers as a group (18
  persons, including those
  listed above)(H)..........     306,001            75,409          702,687      1,084,097        10,151

---------------

(A)  Includes 400 shares held by Mr. Herringer as custodian for his daughter.

(B) Includes 2,462 shares of restricted stock relinquished pursuant to a property settlement agreement.

(C) Dr. Jacobs disclaims beneficial ownership of these shares, which are held directly by his wife.

(D)  Includes 5,576 shares held in trust for Mr. Schmale's children.

(E) Reflects the number of shares that could be purchased by exercise of options presently exercisable or exercisable within 60 days from March 15, 1997.

(F) Includes 53,380 shares subject to options relinquished pursuant to a property settlement agreement.

(G) Restricted stock units received for deferred directors' fees under the Directors' Restricted Stock Plan. The units are evidenced by a bookkeeping entry, and participants have no voting or investment power. Each unit is converted into one share of common stock at the end of the restriction period. For this disclosure, the units have been rounded to the nearest whole number.

(H) Shares beneficially owned by all directors, director nominees and executive officers as a group are less than 1 percent of the common stock outstanding. No 6 1/4% Trust Convertible Preferred Securities of Unocal Capital Trust are owned by directors, director nominees or executive officers.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 and related Securities and Exchange Commission rules require that directors and executive officers report to the Commission changes in their beneficial ownership of Unocal stock, and that any late filings must be disclosed.

     The Company assists the officers and directors with their filings and generally reports Company grants on their behalf. The reporting of stock option grants in March, 1994 to Messrs. Beach, Codon, Imle, McDowell and Schmale was inadvertently omitted from the individuals' year-end filings for 1994, and the grants were reported in July, 1996. Stock option grants for executive officers were, however, reported in the Company's 1994 Proxy Statement.

     Mr. Williamson became an executive officer on August 16, 1996. His initial statement of stock ownership was filed on September 6, 1996, which was eleven days late.

                               OTHER INFORMATION

     Dr. Currie was Chairman and CEO of Electric Bicycle Company ("Electric"), a limited liability company, until November, 1995 when he resigned. Electric filed for bankruptcy protection under Chapter 11 of the US bankruptcy code in January, 1997. Dr. Currie remains a stockholder and a significant creditor of Electric.

                             EXECUTIVE COMPENSATION
        REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

     This report of the Management Development and Compensation Committee of the Board of Directors (the "Committee") describes the executive compensation programs and policies of the Company, including its short-term and long-term incentive compensation plans. Key elements of the compensation program are:

     -  Compensation Committee members are non-employees

     -  Salaries are based on comparison with petroleum industry averages

     - Short-term and long-term incentives are linked to share price performance

     - Annual bonus plan and performance share program are based on the Company's return to stockholders compared to that of a peer group of companies

     - The peer group of companies has been changed for 1997 to reflect the current business mix of the Company

     -  Committee retains and is assisted by an outside consultant

     The Committee, composed entirely of non-employee directors, is responsible for setting and administering the annual and long-term compensation programs. The Committee reviews and determines executive officer salaries and short-term and long-term incentive compensation awards under the Management Incentive Program approved by the stockholders in 1991. The Committee is assisted by an outside consultant. The consultant and the Chief Executive Officer ("CEO") are present at Committee meetings but cannot vote. The Committee meets outside the presence of the

CEO on certain matters, including CEO compensation and certain succession issues. The Committee met five times in 1996.

     The Management Incentive Program, consisting of the Revised Incentive Compensation Plan and the Long-Term Incentive Plan of 1991, was developed to reinforce the goal of creating value for the stockholders. The Program explicitly links short-term and long-term incentive compensation to the Company's share price and its return to stockholders (share price appreciation plus dividends) compared to that of a group of companies in energy and energy-related businesses (the "Peer Group").

     The Peer Group as a whole is designed to have a business mix that is similar to that of the Company. Therefore, the effects of commodity prices and other external events should be similar for the Company and the Peer Group. The companies comprising the Peer Group are reviewed periodically and changed as the lines of business of these companies, and of Unocal, change. Prior to 1993 the Peer Group consisted of 16 companies and had been increased to 18 at the end of 1996. Since the Company is exiting refining and marketing operations, the Peer Group for 1997 Awards under the Management Incentive Program has been changed to 16 companies that as a group reflect Unocal's current lines of business.

     It is the Committee's belief and intention that all executive compensation under the Management Incentive Program will be fully deductible in 1996 as performance-based compensation under the requirements of Section 162(m) of the Internal Revenue Code. The Board is recommending the approval of the Performance Goal under the Management Incentive Program in order to preserve income tax deductibility under Section 162(m). The Performance Goal is discussed on pages 19 through 23.

SALARY

     The base salaries of the CEO and the other named executive officers are established annually and subject to adjustment when there is a significant change in the executive's responsibilities or the competitive labor market. The Committee reviews the responsibilities, experience and performance of the executive officers. The Committee also examines survey data on the compensation paid by petroleum and petroleum-related companies for similar positions. In 1996, the Committee used compensation data for the Peer Group. The salary of the CEO was not changed during 1996. The Committee intends to develop a new group of companies, consisting partially of companies from the new Peer Group to be used in 1997 for comparative salary purposes.

     The objective of the Committee is to establish base salaries that are near the mean paid by these surveyed companies, with adjustments for reporting relationships, responsibilities and job scope. After increases to the base salary of one executive officer in 1996, the salaries of those officers as a group and that of the CEO were slightly below the estimated mean of comparative salaries for the 1996 Peer Group.

REVISED INCENTIVE COMPENSATION PLAN

     The Revised Incentive Compensation Plan is the Company's annual bonus plan for senior and middle management. Each award period under the Plan is one year. Total cash awards under the Plan are determined in part by comparing the Company's return to stockholders with the average return achieved by the Peer Group.

     The Committee establishes individual target awards for the CEO, the named executive officers, and the other participants. The sum of these awards is the target fund for the annual award period. Each target award is based on the executive's position, responsibilities and the annual bonuses awarded by the companies used for comparing executive compensation.

     The actual fund available for awards is initially established by how the Company's return to stockholders compares to that of the Peer Group. For 1996 the Company's comparative return to stockholders was 46.5%, which ranked third among the 18 Peer Group companies and resulted in a potential maximum payout of
161.63 percent of target. The Committee may then reduce the fund if the Company's adjusted return on average stockholder equity does not meet the requirement established by the Committee, which was 6.72 percent for 1996. The Company's adjusted return on average stockholder equity for 1996 was 46.5 percent. Therefore, the fund was not reduced below the target. The available fund is allocated to participants based on individual performance and achievement of established goals. Mr. Beach's award of $897,000 for 1996 was
161.63 percent of his target award.

     A recipient may elect to receive up to 50 percent of the award in the form of restricted stock. The restriction period is five years. The award is forfeited if the recipient resigns or is terminated for cause prior to the end of the restriction period. The forfeiture provision does not apply to participants retiring at or after age 65 or persons terminated at the convenience of the Company and not for "cause" or performance inadequacy. Amounts deferred into restricted stock are augmented by 20 percent to compensate for the risk of forfeiture. In 1995, Mr. Beach elected to have the maximum, 50 percent, of his 1996 award deferred into restricted stock. The Company's executive officers, eight as of the end of 1996, including the CEO, elected to receive an average of 41 percent of their 1996 awards as restricted stock.

     Once a participant defers 50 percent of an award into restricted stock, pursuant to the Company's general cash deferment policies, he or she can elect to defer up to an additional 50 percent of the award to be paid in cash at a future date selected by the participant. This deferral is not augmented by the Company, will accrue interest at the 10-year Treasury note rate plus 2 percent, and is not subject to forfeiture. Mr. Beach elected to have an additional 50 percent of his 1996 award deferred. The Company's executive officers, eight as of the end of 1996, including the CEO, elected to defer an additional 33 percent of their awards under this provision.

LONG-TERM INCENTIVE PLAN OF 1991

     The Long-Term Incentive Plan of 1991 (the "1991 Plan") has a term of 10 years and is administered by the Committee. Awards may be in the form of non-qualified stock options, performance shares and restricted stock. For each type of award, compensation is linked to the performance of the Company's common stock and increases in stockholder value.

     In 1993, the Committee awarded a target number of performance share units to the CEO and the named executive officers for the 1993 through 1996 performance period. Each unit is the equivalent of one share of the Company's common stock. The target awards are dependent on the executive's level of responsibility and base compensation. Mr. Beach's target was 13,247 units.

     The actual payout of awards at the end of the four-year performance period is determined by how the Company's return to stockholders for the period compares to that of the Peer Group. The maximum percentage of the award that can be paid out is 200 percent. During the 1993 to 1996 performance period, the Company's average annual return to stockholders was slightly above that of the Peer Group. Therefore, for that performance period, 108 percent of the target number of performance shares was paid out to the participants, including the CEO. These payouts were made one-half in cash and one-half in shares of Company stock.

     The CEO and named executive officers have also received non-qualified stock options under the 1991 Plan and in some cases also under the predecessor plan -- the Long-Term Incentive Plan of 1985. The Committee determines eligible participants and the number of options to be granted. Option grants are normally made in March. Prior option grants are not considered in making these awards. Prior to 1997, the only numerical restriction on grants was the total number of shares available under the 1991 Plan. The option exercise price is the fair market value on the date of grant.

Exercise of the option results in compensation to the employee only if the fair market value on the date of exercise exceeds the price on the date granted.

     The number of options granted to the executive officers is determined by reviewing option grants for similar positions by the surveyed companies. The compensation value of the option grants to the executive officers as a group is also compared to option grants and compensation data available from the proxy statements of other large public companies. Since the total number of shares available under the 1991 Plan is less than 5 percent of the outstanding shares, individual grants during the term of the plan are not of such magnitude as to warrant review of possible dilutive effects on the Company's stock.

PAY FOR PERFORMANCE

     In 1994 the Company adopted a Pay for Performance Program covering substantially all regular full-time U.S.-payroll employees and most non-U.S. employees. Under the program, employees can receive up to 12 percent of their base pay if performance and cash flow targets are met. In 1996, participants in the Incentive Compensation Plan were no longer eligible for this program.

     For 1996, Pay for Performance payouts averaged 4.2 percent of base pay. This reflected the attainment of performance goals that were aligned with increasing stockholder value.

     As described above, Unocal aligns management and stockholder interests by linking executive incentive compensation programs directly to share price and the creation of stockholder value. The Long-Term Incentive Plan of 1991 also provides for grants of restricted stock to middle managers whose performance and potential is exceptional. The restriction period is 10 years and the award is forfeited if the recipient resigns or is removed for cause prior to the end of the restriction period. In addition, the Company has incentive programs for other employees that focus on real contributions to the success of the Company and its stockholders.

                                            Management Development
                                            and Compensation Committee
                                            of the Board of Directors

                                            John W. Amerman
                                            Malcolm R. Currie
                                            Frank C. Herringer
                                            Donald P. Jacobs
                                            J. Steven Whisler

                               PERFORMANCE GRAPH

CUMULATIVE RETURN TO STOCKHOLDERS*
DECEMBER 31, 1991 TO DECEMBER 31, 1996

                1991       1992       1993       1994       1995       1996
                ----       ----       ----       ----       ----       ----
UNOCAL          100        112        126        126        139        200
S&P 500         100        108        118        120        165        203
Domestic        100        107        112        119        135        173

* Share price changes plus reinvested dividends.

NOTE: The S&P Domestic Integrated Oil Index consists of 11 companies, including
      Unocal, eight of which are also included in the Peer Group. The S&P index is used for this presentation because the SEC-mandated methodology for the performance graph differs from that used to compare Unocal and Peer Group performance for certain compensation purposes.

     The preceding report of the Compensation Committee and performance graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general incorporation by reference of this Proxy Statement into any other document or its inclusion as an exhibit thereto.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                                            ----------------------------------------
                                                                     AWARDS
                                                            -------------------------     PAYOUTS
                                  ANNUAL COMPENSATION(A)     RESTRICTED    SECURITIES   ------------    ALL OTHER
        NAME AND                  -----------------------      STOCK       UNDERLYING       LTIP         COMPEN-
        PRINCIPAL                  SALARY       BONUS          AWARDS       OPTIONS       PAYOUTS         SATION
        POSITIONS          YEAR   (DOLLARS)  (DOLLARS)(B)   (DOLLARS)(C)    (NUMBER)    (DOLLARS)(D)   (DOLLARS)(E)
-------------------------  ----   --------   ------------   ------------   ----------   ------------   ------------
Roger C. Beach...........  1996   $740,000     $448,500       $569,473(F)    88,000       $578,050        $9,000
  Chief Executive Officer  1995    718,333      211,593        250,210(F)    60,000        243,590         9,000
                           1994    641,667      170,042        165,279(F)    46,436        166,023         9,000
John F. Imle, Jr. .......  1996    457,800      175,750        223,155(F)    28,600        436,363         9,000
  President                1995    453,533      107,288        121,404(F)    30,000        239,895         9,000
                           1994    438,333      171,862           None       30,512        163,306         9,000
Neal E. Schmale..........  1996    360,000      130,900        166,212(F)    21,000        283,636         9,000
  Chief Financial Officer  1995    353,333       79,431         88,884(F)    21,000        171,105         9,000
                           1994    333,333       71,667         65,018(F)    22,095        125,189         9,000
Lawrence M. Higby........  1996    333,000      225,000         48,429(H)    23,000           None         9,000
  Group Vice-President     1995    330,333      101,892           None       25,445           None         9,000
  and President, 76        1994    155,000       55,835           None         None           None          None
  Products Company(G)
John W. Schanck..........  1996    326,672      126,000        148,900(I)    23,000        183,272         5,000
  Group Vice-President     1995    296,667       71,070         35,468(F)    17,000         99,414         3,000
  and President Spirit     1994    232,500       48,020         43,762(F)    11,145         67,329         7,690
  Energy 76

---------------

(A) Perquisites are excluded as their value did not meet the reporting threshold of the lesser of $50,000 or 10 percent of salary plus bonus.

(B) Amounts consist of cash payments and deferred cash payments pursuant to the Revised Incentive Compensation Plan. Amounts deferred into restricted stock under the Revised Incentive Compensation Plan appear in the "Restricted Stock Awards" column. See also footnote F.

(C) Aggregate restricted stockholdings and value (at closing market price on December 31, 1996): Mr. Beach 36,441 shares, $1,484,971; Mr. Imle 16,076 shares, $655,097; Mr. Schmale 17,753 shares, $723,435; Mr. Higby 1,262 shares, $51,427; and Mr. Schanck 14,428 shares, $587,941. Dividends are paid on restricted stock.

(D) Represents payout of performance share units under the Long-Term Incentive Plan of 1991. The dollar values listed were paid out one-half in cash and one-half in shares of Unocal common stock.

(E) Allocation of Company's contributions to the Unocal Savings Plan.

(F) Represents the value of a restricted stock award elected in lieu of a portion of a cash bonus payment under the Revised Incentive Compensation Plan. Amounts deferred into restricted stock are augmented by 20 percent to compensate for the risk of forfeiture. The number of restricted shares is determined using the average closing price of the last 30 trading days of the year. Valuation for purposes of this disclosure is based on the closing market price on the date of the award.

(G) The assets of the 76 Products Company were sold on March 31, 1997.

(H) Represents the value of restricted stock received from the exercise of stock options with restrictions under the Long-Term Incentive Plan of 1991.

(I) Represents the value of 1,604 shares of restricted stock from deferred compensation under the Revised Incentive Compensation Plan (see footnote F) and 2,384 shares of restricted stock received from the exercise of stock options with restrictions under the Long-Term Incentive Plan of 1991.

                             OPTION GRANTS IN 1996

                                                                           POTENTIAL REALIZABLE
                                       PERCENT                                    VALUE
                                      OF TOTAL                           AT ASSUMED ANNUAL RATES
                                       OPTIONS                                OF STOCK PRICE
                         NUMBER OF     GRANTED                                 APPRECIATION
                         SECURITIES      TO                                 FOR OPTION TERM(C)
                         UNDERLYING   EMPLOYEES   EXERCISE                      (DOLLARS)
                          OPTIONS        IN        PRICE     EXPIRATION  ------------------------
         NAME            GRANTED(A)    1996(B)    ($/SHARE)    DATE          5%           10%
-----------------------  ----------   ---------   --------   ---------   ----------    ----------
Mr. Beach..............    88,000        4.37%    $32.8125   3/25/2006   $1,815,933    $4,601,931
Mr. Imle...............    28,600        1.42     $32.8125   3/25/2006      590,178     1,495,628
Mr. Schmale............    21,000        1.04     $32.8125   3/25/2006      433,348     1,098,188
Mr. Higby..............    23,000        1.14     $32.8125   3/25/2006      474,619     1,202,778
Mr. Schanck............    23,000        1.14     $32.8125   3/25/2006      474,619     1,202,778

                                                               ASSUMED PRICE APPRECIATION
                                                           ----------------------------------
                                                                 5%                 10%
                                                           --------------     ---------------
Assumed price per share in 2006..........................  $        53.61     $         85.37
Gain on one share valued at $32.91 (weighted average
  price for all options granted in 1996).................  $        20.70     $         52.46
Gain on all shares (based on 250,671,266 shares
  outstanding at 12/31/96)...............................  $5,188,637,634     $13,149,026,491
Gain for all 1996 optionees (based on 2,011,983
  options)...............................................  $   41,645,981     $   105,539,092
Optionee gain as a percentage of total stockholder
  gain...................................................            0.8%                0.8%

---------------

(A) The options were granted pursuant to the Long-Term Incentive Plan of 1991. The exercise price of the options is the average of the highest and lowest trading prices of transactions in Unocal common stock as reported in the New York Stock Exchange Composite Transactions quotations for the date of grant. The maximum option exercise period is ten years from the date of the grant. The optionees may pay for option stock with cash, Unocal stock they already own, or with proceeds from the sale of stock acquired by exercise of the option (a cashless exercise). The options become exercisable in four equal installments: on 9/25/96, 3/25/97, 3/25/98 and 3/25/99. Vesting of
     options ceases upon termination of employment. A participant who exercises an option prior to age 60 receives 50% of the share price appreciation in the form of restricted stock. The options cease to be exercisable upon termination of employment, with the following exceptions: a participant who retires at or after age 65 or under conditions determined by the Management Committee to be for the convenience of the Company is granted three years in which to exercise vested options.

(B)  Total number of securities underlying options granted in 1996: 2,011,983.

(C) Use of the assumed stock price appreciation of 5% and 10% each year for the option period is required by Securities and Exchange Commission Regulation S-K. No valuation method can accurately predict future stock price or option values because there are too many unknown factors. If the stock price does not increase, the options will have no value.

                    AGGREGATED OPTION/SAR EXERCISES IN 1996
                      AND DECEMBER 31, 1996 OPTION VALUES

                                                                                   VALUE OF UNEXERCISED
                                                    NUMBER OF SECURITIES          IN-THE-MONEY OPTIONS AT
                     SHARES                        UNDERLYING UNEXERCISED               12/31/96(A)
                   ACQUIRED ON      VALUE            OPTIONS AT 12/31/96                  DOLLARS
                    EXERCISE       REALIZED     -----------------------------   ---------------------------
      NAME          (NUMBER)       (DOLLARS)    EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------  -----------     --------     -----------     -------------   -----------   -------------
Mr. Beach........                                 186,584          107,609      $ 2,469,960    $ 1,058,254
Mr. Imle.........     4,692        $ 92,227       159,992(B)        44,078        2,387,913        463,662
Mr. Schmale......                                 113,628           31,773        1,403,283        333,034
Mr. Higby........     5,000(C)       48,125(D)     10,584           27,861          104,857        266,907
Mr. Schanck......     8,927(E)       80,234(D)     25,887           28,536          277,256        281,096

---------------

(A) The price of $40.75, which was the closing price of Unocal common stock as reported in the New York Stock Exchange Composite Transaction quotations for December 31, 1996, was used to value options.

(B) Includes 53,380 options relinquished pursuant to a property settlement agreement.

(C) Excludes 1,262 shares of restricted stock received upon the exercise of 5,000 options with restrictions, which are reported in the Restricted Stock Awards column of the Summary Compensation Table.

(D) Represents the value of the unrestricted shares received upon exercise. The restricted stock received upon exercise is valued at the end of the five-year restriction period, or upon termination of employment due to normal retirement or at the convenience of the Company.

(E) Excludes 2,384 shares of restricted stock received upon the exercise of 8,925 options with restrictions, which are reported in the Restricted Stock Awards column of the Summary Compensation Table.

                   LONG-TERM INCENTIVE PLAN -- AWARDS IN 1996

                                                    PERIOD
                                 PERFORMANCE        UNTIL         THRESHOLD      TARGET        MAXIMUM
                                 SHARE UNITS      MATURATION       NUMBER       NUMBER OF      NUMBER
             NAME                (NUMBER)(A)      OR PAYOUT       OF SHARES      SHARES       OF SHARES
-------------------------------  -----------     ------------     ---------     ---------     ---------
Mr. Beach......................     20,000           12/31/99       0             20,000        40,000
Mr. Imle.......................      9,400           12/31/99       0              9,400        18,800
Mr. Schmale....................      7,000           12/31/99       0              7,000        14,000
Mr. Higby......................      5,300           12/31/99       0              5,300        10,600
Mr. Schanck....................      5,300           12/31/99       0              5,300        10,600

---------------

(A) The actual number of performance shares paid out is based on the Company's return to stockholders for the four-year performance period compared to that of a group of peer companies selected by the Compensation Committee. The formula for determining the payout percentage is: [1 + (5 times Unocal's average annual return to stockholders)] divided by [1 + (5 times the average annual return to stockholders for the 18 peer group companies)]. Return to stockholders is defined as share price appreciation plus reinvested dividends. The maximum percentage of the award that can be paid out is 200 percent. Awards paid out through 1996 have been paid out one-half in cash and one-half in shares of common stock.

                             PENSION PLAN BENEFITS
                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                             YEARS OF SERVICE
    COVERED          ----------------------------------------------------------------
COMPENSATION (A)        25           30           35            40             45
----------------     --------     --------     --------     ----------     ----------
       50,000        $ 30,100     $ 32,900     $ 36,100     $   40,100     $   44,100
      100,000          50,100       56,900       64,100         72,100         80,100
      200,000          90,100      104,900      120,100        136,100        152,100
      400,000         170,100      200,900      232,100        264,100        296,100
      600,000         250,100      296,900      344,100        392,100        440,100
      800,000         330,100      392,900      456,100        520,100        584,100
    1,000,000         410,100      488,900      568,100        648,100        728,100
    1,200,000         490,100      584,900      680,100        776,100        872,100
    1,400,000         570,100      680,900      792,100        904,100      1,016,100
    1,600,000         650,100      776,900      904,100      1,032,100      1,160,100

---------------

 (A) Covered compensation is the annual average compensation in the three highest-paid years out of the last ten years preceding retirement.

     The Company has a noncontributory defined benefit retirement plan covering substantially all employees that provides participants with retirement benefits based on a formula relating such benefits to compensation and years of service. The amount of these benefits is limited by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. Where that occurs, the Company has a retirement supplement designed to maintain total retirement benefits at the Retirement Plan formula level. The estimated annual benefits from the plans described above and Social Security to participants at age 65 or older, including all persons named in the Summary Compensation Table, are shown in the table above. The benefits shown are payable in the form of a straight life annuity.

     The compensation used for pension purposes consists of the amounts shown in the Salary and Bonus columns of the Summary Compensation Table. Also included is the amount of bonus that the participant elected to defer into restricted stock.

     Covered compensation and credited full years of service under the Plan as of year-end 1996 for the executive officers named in the Summary Compensation table are as follows: $1,242,145 and 35 years for Mr. Beach; $717,161 and 30 years for Mr. Imle; $408,810 and 20 years for Mr. Schanck; and $544,542 and 27 years for Mr. Schmale. Mr. Higby is not vested.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company hired Mr. Higby in July, 1994 under a three-year employment agreement that provided for a starting base salary of $25,833 per calendar month plus consideration for grants of stock options, performance share units and bonuses. In November, 1996, the Company agreed to payments to Mr. Higby, within three months of the sale of the 76 Products Company, equal to 24 months of base pay plus target bonuses. These payments are in lieu of the bonus he would otherwise be entitled to under the Revised Incentive Compensation Plan. Under the agreement, Mr. Higby is also entitled to receive an additional 12 months of base pay and target bonus if he is not offered continued Unocal employment. The compensation reflects Mr. Higby's role in both completing the sale of the 76 Products Company and in the transition issues that will follow.

     The Company does not have employment contracts with any other named executive officers, nor does it have any arrangements with executive officers concerning a change in control. However, the Management Incentive Program allows the Compensation Committee to accelerate the vesting of restricted stock, the vesting of previously granted options, and the payment of previously granted performance shares in certain situations. These are: a public tender for all or part of the Company's stock; a proposal submitted to the stockholders to merge, consolidate, or otherwise combine the Company with another company; or another situation that the Compensation Committee determines is similar.

     The Company maintains a Termination Allowance Plan applicable to almost all employees. The plan generally provides for 2 weeks of pay for each year of service, up to a maximum of 52 weeks of pay, if an employee's job is eliminated.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of December 31, 1996, the following entities were known by the Company to own beneficially more than five percent of the Company's common stock:

                   NAME AND ADDRESS OF                 AMOUNT AND NATURE          PERCENT OF
                     BENEFICIAL OWNER               OF BENEFICIAL OWNERSHIP         CLASS
        ------------------------------------------  -----------------------       ----------
        FMR Corp.                                          26,108,403(A)             10.41
        82 Devonshire Street
        Boston, Massachusetts 02109
        The Capital Group Companies, Inc.                  15,130,920(B)              6.01
        333 South Hope Street
        Los Angeles, California 90071

---------------

(A) Based on a Schedule 13G, as amended, dated February 14, 1997. FMR Corp. beneficially owned all of the 26,108,403 shares through affiliates. This number included 176,220 shares resulting from the assumed conversion of 150,000 6 1/4% Trust Convertible Preferred Securities of Unocal Capital Trust. FMR Corp. had the sole power to vote or to direct the vote of 2,697,806 shares. The voting of the remaining shares is carried out under written guidelines established by the Boards of Trustees of the funds for which Fidelity Management & Research Company serves as investment adviser. FMR Corp. had the sole power to dispose of or to direct the disposition of all 26,108,403 shares.

(B) Based on a Schedule 13G, as amended, dated March 6, 1997. The Capital Group Companies, Inc. beneficially owned all of the 15,130,920 shares through affiliates. This number included 1,189,100 shares resulting from the assumed conversion of 1,012,000 6 1/4% Trust Convertible Preferred Securities of Unocal Capital Trust. The Capital Group Companies, Inc. had the sole power to vote or to direct the vote of 1,510,120 shares, and had sole power to dispose of or to direct the disposition of all 15,130,920 shares. Capital Research and Management Company, a registered investment adviser and a wholly-owned subsidiary of The Capital Group Companies, Inc., had sole power to dispose of or to direct the disposition of 13,973,800 shares. Other subsidiaries of The Capital Group Companies, Inc. exercised investment discretion over various institutional accounts holding the remaining shares.

                                    ITEM 2.
                         RATIFICATION OF APPOINTMENT OF
              COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS

     The stockholders will be asked to ratify the appointment of the firm of Coopers & Lybrand L.L.P. as independent accountants for 1997. This appointment was made by the Board of Directors on the recommendation of its Accounting, Auditing & Ethics Committee.

     Coopers & Lybrand L.L.P., one of the nation's largest public accounting firms, has served as the Company's independent accountants for the past 52 years. Representatives of the firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement if so desired and will be available to respond to questions.

     The affirmative vote of a majority of the shares present in person or by proxy at the meeting, and entitled to vote on this item, is required for ratification of the appointment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS FOR 1997. THE PROXY HOLDERS WILL VOTE ALL PROXIES RECEIVED FOR RATIFICATION UNLESS INSTRUCTED OTHERWISE.

                                    ITEM 3.
        APPROVAL OF PERFORMANCE GOAL UNDER MANAGEMENT INCENTIVE PROGRAM
                                FOR TAX PURPOSES

     The Management Incentive Program (the "Program") was approved in all material respects by the stockholders in 1991 in order to attract and retain key employees of the Company and its subsidiaries. The Program consists of the Revised Incentive Compensation Plan (the "RICP"), which provides for annual cash bonus awards, a portion of which may be deferred as restricted stock, and the Long-Term Incentive Plan of 1991 (the "LTIP"), which provides for grants of performance shares, stock options and restricted stock. The Program is administered by the Management Development and Compensation Committee (the "Committee"), which is comprised entirely of outside directors.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally does not allow a publicly-held company to obtain tax deductions for compensation of more than $1 million per year to its chief executive officer, or any of its other four most highly-compensated officers, unless such payments are "performance-based" in accordance with conditions specified in Section 162(m). Those conditions include stockholder approval of the material terms of the performance goal under which compensation is to be paid.

     The Committee and the Board of Directors believe that the Program has assisted the Company in attracting, motivating and retaining key employees. The annual bonus provisions of the RICP and performance share provisions under the LTIP, as approved by the stockholders in 1991, satisfied all of the Section 162(m) conditions except for having limits on maximum compensation. In order to retain the tax deductibility of compensation under Section 162(m), the Board instituted the limits on maximum compensation described below.

     This proposal requests, and the Board recommends, stockholder approval of the material terms of the performance goal under which compensation is to be paid under the Program. If this proposal is not approved by the stockholders, the Company will discontinue the Program and consider other compensation arrangements in order to retain its key employees.

MATERIAL TERMS OF THE PERFORMANCE GOAL

     Section 162(m) requires disclosure of the material terms of the performance goal under which compensation is to be paid under the Program, including a description of the employees eligible to receive compensation, a description of the business criteria on which the performance goal is based, and the maximum amount of compensation that can be paid to any employee under the Program. The following summary of such terms is qualified in its entirety by reference to the full text of the Program, which is attached to this Proxy Statement as Exhibit A.

     The employees eligible to receive compensation under the Program are the key employees of the Company and its subsidiaries upon whom the responsibilities of the successful administration and management of the Company rest.

     The performance goal for the annual bonus provisions of the RICP and the award of performance shares under the LTIP is based on the annual "Comparative Return to Stockholders," which means the Company's annual return to stockholders compared to the annual return to stockholders of a group of comparable companies selected by the Committee in its sole discretion. The Committee will establish the specific formula linking payments of awards to this performance goal, and retain discretion to adjust such awards based on operating results, financial measurements or other criteria.

     The maximum annual cash bonus which may be awarded to any employee under the Program is 2.5 times the annual salary of the Chief Executive Officer for 1996 shown in the "Summary Compensation" table under the caption "Executive Compensation" on page 14 of this Proxy Statement. The maximum number of shares with respect to which options may be granted to any participant is 100,000 shares in any 12-month period. The maximum number of performance shares (with the same value as one share of the Company's common stock) that may be issued for a performance cycle to any participant is 25,000 per calendar year.

     It is not possible at the present time to determine future benefits to be received by participants under the Program, but below is a table summarizing awards and payments under the Program in 1996.

                           1996 PROGRAM COMPENSATION

                                                                                                       RESTRICTED STOCK
                               NUMBER OF                                                                   FROM THE
                                SHARES                     RESTRICTED STOCK      RESTRICTED STOCK      EXERCISE OF STOCK
                              UNDERLYING     NUMBER OF     AWARDS -- LTIP(C)     AWARDS -- RICP(D)    OPTIONS -- LTIP(E)
                                OPTIONS     PERFORMANCE   -------------------   -------------------   -------------------
     NAME AND POSITION        GRANTED(A)     SHARES(B)    NUMBER    VALUE(F)    NUMBER    VALUE(F)    NUMBER    VALUE(F)
----------------------------  -----------   -----------   ------   ----------   ------   ----------   ------   ----------
Roger C. Beach..............     88,000        20,000       None         None   13,321   $  569,473     None         None
Chief Executive Officer
John F. Imle, Jr............     28,600         9,400       None         None    5,220      223,155     None         None
President
Neal E. Schmale.............     21,000         7,000       None         None    3,888      166,212     None         None
Chief Financial Officer
Lawrence M. Higby...........     23,000         5,300       None         None     None         None    1,262   $   48,429
Group Vice President and
  President, 76 Products
  Company (G)
John W. Schanck.............     23,000         5,300       None         None    1,604       68,571    1,891       65,169
Group Vice President and
  President, Spirit Energy
  76
Executive officers as a
  group
  (9 persons, including
  those
  listed above).............    226,474        63,700       None         None   28,980    1,238,895    8,641      311,508
All other employees.........    698,750       243,013     92,412   $3,026,493   91,162    3,897,176   54,332    1,877,039

---------------

(A) The options were granted at a weighted average price of $32.81. See the "Option Grants in 1996" table on page 15 for a discussion of their potential value.

(B) See footnote (A) to the "Long-Term Incentive Plan-Awards in 1996" table on page 16. The closing market price as reported in the New York Stock Exchange Composite Transactions quotations on January 2, 1996 was $29.375.

(C) The shares have a 10-year restriction period and receive dividends during the restriction period.

(D) See footnote (F) to the "Summary Compensation" table on page 14.

(E) Employees who exercise these options prior to age 60 receive 50% of the share price appreciation in the form of restricted stock which has a five-year restriction period. See footnote (A) to the "Option Grants" table on page 15.

(F) Based upon the closing market price as reported in the New York Stock Exchange Composite Transactions quotations on the date of grant.

(G) The assets of the 76 Products Company were sold on March 31, 1997.

SUMMARY OF MATERIAL TERMS OF THE PROGRAM

     The following summary of the material terms of the Program is qualified in its entirety by reference to the full text of the Program, which is attached to this Proxy Statement as Exhibit A.

     The Program provides for issuance of up to 11,000,000 shares of the Company's Common Stock and consists of two components:

          1. The Revised Incentive Compensation Plan, which provides for annual cash bonus awards, a portion of which may voluntarily be deferred as restricted stock.

          2. The Long-Term Incentive Plan of 1991, which provides for periodic grants of performance shares, stock options and restricted stock.

ADMINISTRATION

     The Program is administered by the Management Development and Compensation Committee of the Board of Directors (the "Committee"), which consists solely of two or more "outside directors." In accordance with the terms of the Program, the Committee determines the conditions for awards and payments, including establishing the specific performance goals.

ELIGIBILITY

     The Committee, in its discretion, selects as plan participants those key employees of the Company and its subsidiaries upon whom the responsibilities of the successful administration and management of the Company rest. It is not possible at the present time to determine the number of individuals to whom awards will be made, but based on the current number of participants, approximately 600 employees (including officers of the Company) will be considered for awards.

AWARDS UNDER THE REVISED INCENTIVE COMPENSATION PLAN

     The Revised Incentive Compensation Plan provides for awards and payments to be determined on a yearly basis (the "Award Period"). The Committee establishes individual target awards for each participant. The sum of these awards is the target fund for the annual award period. This fund is adjusted based on the Company's Comparative Return to Stockholders over the Award Period. The fund is subject to further adjustment for minimum Company performance requirements as determined by the Committee. The adjusted fund is allocated in whole or in part to participants on the basis of:

     a. Comparison of actual operational results to plans or goals, adjusted for external factors such as changes in market prices.

     b. Individual performance of Employees selected to participate in the Plan.

     c. Reasonableness of total cash compensation.

     The maximum Award payable to a participant for an Award Period shall be 2.5 times the annual salary of the Chief Executive Officer for 1996 shown in the "Summary Compensation" table on page 14 of this Proxy Statement.

     Awards are paid in cash from the general funds of the Company in a manner prescribed by the Committee. In consideration for forgoing cash compensation, the Committee may make a Restricted Stock Award with a total dollar value greater than the Award deferred, provided, that any such increase shall not exceed the dollar value of the Award deferred. The number of shares of Restricted Stock issued in consideration of Awards deferred shall be based on Fair Market Value, after any such increase described above.

     If an employee elects to defer a cash award into restricted stock, such stock must have a restriction period of not less than three years. Employees are entitled to vote the restricted stock during the restriction period. If the employee has satisfied all of the conditions of the restricted stock award established by the Committee by the end of the restriction period, the Company will remove any restrictions on the shares and deliver any accumulated unpaid dividends, less any amounts withheld for taxes.

AWARDS UNDER THE LONG-TERM INCENTIVE PLAN OF 1991

  Stock Options

     Stock options may be granted by the Committee, which determines the number of shares subject to each stock option and the manner, conditions, and time of exercise. The Committee may impose restrictions on shares acquired through exercise in order to promote the objective of stock ownership by management. No options are exercisable more than 10 years after the date of grant. The option price per share may not be less than the fair market value of a share of common stock on the date of grant and is payable in cash and/or shares of Company common stock. Options are evidenced by stock option agreements in a form approved by the Committee.

     Stock options are nontransferable except by will or in accordance with applicable laws of intestate succession. The granting of an option does not entitle the employee to the rights of a stockholder; such rights accrue only after exercise and registration of shares in the employee's name. No person may be granted during any 12-month period options to acquire more than 100,000 shares of stock.

  Performance Shares

     Performance Shares may be granted by the Committee with respect to a period of time of not less than three years (an "Award Period"). Each Performance Share shall have a value equivalent to one share of Stock of the Company. No participant may receive more than 30 percent of the aggregate number of Performance Shares granted, nor more than 25,000 Performance Shares in a 12-month period.

     At the end of an Award Period, the Committee establishes a percentage by which the Performance Shares awarded shall be multiplied, based on the Company's Comparative Return to Stockholders, and each Holder's Performance Shares shall be multiplied by that percentage. In no event shall such percentage exceed 200%. Additionally, the value of the awards paid shall in no event exceed by more than 400 percent of the value of the award at the time of grant. The payments are normally made in a combination of shares of the Company's common stock and cash.

  Restricted Stock

     The Committee may grant shares of common stock which are subject to certain restrictions. The restriction period shall be at least three years. The employee is entitled to vote the restricted stock during the restriction period. If the employee has satisfied all of the conditions of the restricted stock award established by the Committee by the end of the restriction period, the Company will remove any restrictions on the shares and deliver any accumulated unpaid dividends, less any shares withheld for taxes.

FEDERAL TAX CONSEQUENCES

     Under current law, cash awards will be taxed as ordinary income to the employee in the year in which they are received. When the employee is taxed, the Company receives a tax deduction at the same time and for the same amount.

     Upon exercise of a nonqualified option, the employee will realize ordinary income in an amount measured by the excess, if any, of the fair market value of unrestricted shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Restricted stock acquired through the exercise of options will be subject to the tax treatment described below for restricted stock.

     An employee who has been granted a performance share award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at such time. Whether a Performance Share award is paid in cash or shares of common stock, the employee will have ordinary income and the Company will have a corresponding deduction when the award is paid. The measure of such income and deduction for any shares will be their fair market value at the time the Performance Share award is paid out. There will be a charge against corporate earnings each year for a portion of the payment expected to be made.

     An employee receiving restricted stock may be taxed in one of two ways: (1) the employee pays tax when the restrictions lapse, or (2) makes a special election to pay tax in the year the grant is made. The value of the award for tax purposes is the fair market value of the shares at the applicable time. This value is taxed as ordinary income and is subject to income tax withholding. When the employee is taxed, the Company receives a tax deduction at the same time and for the same amount. If an employee elects to be taxed at grant, when the restrictions lapse there will be no further tax consequences attributable to the awarded stock until sale or other disposition of the stock. However, dividends in cash and stock will be treated as follows:

     (1) if the above special tax election has been made, cash dividends paid to the employee will be taxable dividend income to the employee when paid, but the Company will not be entitled to any corresponding deduction; and

     (2) if such election has not been made, the employee will have taxable compensation income and the Company a corresponding deduction when the dividends are paid.

     When a restricted stock award is made, the value of the stock at the date of grant will be charged against corporate earnings pro rata over the restriction period. If the employee does not elect to be taxed on the grant of his restricted stock award, a tax deduction by the Company at the expiration of the restriction period would be greater than the amount charged to earnings if the price of common stock has increased or less if the common stock price has declined.

AMENDMENT AND TERMINATION

     The Board (without participation by any employee directors) may terminate the Program at any time and, with the consent of an individual participant, cancel, reduce, or alter the number of outstanding awards thereunder. The Board (without participation by any employee directors) may amend or suspend or, if suspended, reinstate, the Program in whole or in part, provided, however, that without stockholder approval, the Board shall not (1) increase the maximum number of shares authorized for awards, (2) increase the period during which awards may be granted, (3) permit the granting of award to a person who is not an employee, or (4) materially increase the benefits of participants under the Program.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOAL UNDER WHICH COMPENSATION IS TO BE PAID UNDER THE PROGRAM. THE PROXY HOLDERS WILL VOTE ALL PROXIES RECEIVED FOR APPROVAL UNLESS INSTRUCTED OTHERWISE.

     The affirmative vote of a majority of the shares voting at the meeting is required for approval of this item.

                                    ITEM 4.
                              STOCKHOLDER PROPOSAL

     A stockholder has given notice that the following proposal will be presented at the meeting:

     "WHEREAS: Nobel Peace Prize Laureate and Burmese democracy movement leader Aung San Suu Kyi has specifically called for economic sanctions on Burma;

     Unocal, in partnership with Total of France, the Petroleum Authority of Thailand and the Burmese state-owned oil company, has a direct equity stake in the largest investment project in Burma: the building of a pipeline from the offshore Yadana gas-field to Thailand;

     Human rights organizations based on the Thai/Burmese border have documented not only numerous human rights abuses committed by Burmese troops deployed to secure the pipeline area but also the use of forced labor by the Burmese military on infrastructure related to the pipeline project;

     Unocal has allowed no independent human rights investigation of the numerous documented allegations of abuse of human rights in the pipeline area;

     Eight cities -- Ann Arbor (MI), Berkeley (CA), Carrboro (NC), Madison (WI), Oakland (CA), San Francisco (CA), Santa Monica (CA), Takoma Park (MD) -- and the Commonwealth of Massachusetts have enacted laws that effectively prohibit municipal or state purchases of products from companies, including Unocal, that do business in Burma. Similar Burma-related legislation is pending in other cities including New York City;

     Media such as Businessweek, CNN Headline News, Economist, Los Angeles Times, San Francisco Chronicle and USA Today have published numerous articles about the consumer and local government boycott of Unocal;

     In September 1996, President Clinton signed into law a measure that included a conditional ban on new US investment in Burma despite lobbying by Unocal and other companies;

     On September 3, 1996, the democratically elected government-in-exile of Burma filed a lawsuit in US federal court seeking a court order halting Unocal's role in the Yadana pipeline and seeking compensatory and punitive damages. On October 3, 1996, a similar additional lawsuit was filed on behalf of victims of human rights abuses in Burma;

     BE IT RESOLVED: The shareholders request that the Board of Directors appoint a committee of outside directors to issue a report on the actual and potential economic and public relations cost to Unocal of opposition to its business in Burma. The report, omitting confidential information and prepared at reasonable cost, should include the actual and potential benefits of continuing to do business in Burma as well as the costs to Unocal of:

     1. the growing boycott of Unocal products by consumers, including cities and states

     2. the increasing lobbying by Unocal of federal and local legislatures and governments

     3. litigation filed against Unocal

SUPPORTING STATEMENT

     We are deeply concerned by the growing boycott of Unocal products by consumers, institutions and local governments. We are particularly disturbed by the fact that, in the past year, this boycott has spread to a growing number of municipal and state governments.

     We are concerned that the damage to Unocal's sales and image of the Burma boycott and the cost of lobbying against federal sanctions and local selective purchasing legislation may outweigh the revenues and benefits that Unocal derives from its business in Burma."

                           DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     - The expenses that would be incurred in producing such an economic report are unnecessary.

     - There has been no significant impact on Unocal from consumer boycotts or selective purchasing resolutions.

     - With the sale of 76 Products Co., the Company's exposure to consumer boycotts or selective purchasing resolutions will virtually cease.

     - In 1996, total non-operating expenses Unocal incurred to support its investments in Myanmar -- about $1 million -- were immaterial from a long-term investment perspective.

DISCUSSION

     The proposed resolution asks the Board of Directors to issue a report on the actual and potential economic and public relations costs to Unocal because of its investments in Myanmar. The resolution states that such a report should evaluate the impact of consumer boycotts and selective purchasing resolutions, any increases in federal, state and local lobbying, and litigation filed against Unocal.

     Unocal's Myanmar operations are held under two wholly owned subsidiaries. At year-end 1996, they had assets of $115 million, compared with Unocal's total assets of $9.1 billion. The Company's activities in Myanmar are reported in its 1996 Annual Report and Form 10-K. Additionally, the Company has issued two reports about the Yadana project, the most recent of which was published in March 1997.

     During 1996, Unocal incurred approximately $1 million in non-operating expenses for government relations, public communications and legal support related to its Myanmar activities. These costs are insignificant when compared with the anticipated returns to stockholders expected from the 30-year life of the Yadana project.

     - 76 Products Co., the business unit with the most visible exposure to boycotts or purchasing resolutions, had a limited presence in the municipal markets where selective purchasing resolutions were enacted. Given the sale of 76 Products Co., no further impact is expected.

     - In 1996, 76 Products maintained its existing municipal contracts. (The prior year, one municipal contract valued at about $44,000 was not renewed.)

     - There has been no significant or material impact on the sales (retail, wholesale or commercial) of gasoline and diesel fuel. In fact, sales increased by nine percent in 1996.

     - The number of retail and commercial credit card accounts closed because of Unocal's investments in Myanmar were insignificant. (In 1996, the number of new credit card accounts grew by over 33 percent compared with the prior year.)

     There has been no measurable impact on The UNO-VEN Company from consumer boycotts or selective purchasing resolutions.

OUR POSITION

     The expenses that would be required to produce the economic report proposed in this resolution are neither necessary nor cost-effective. The sale of 76 Products Co. will virtually end Unocal's exposure to consumer boycotts and selective purchasing resolutions. Non-operating expenses associated with the Company's Myanmar operations are, from a long-term perspective, immaterial.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. THE PROXY HOLDERS WILL VOTE ALL PROXIES RECEIVED AGAINST THIS PROPOSAL UNLESS INSTRUCTED OTHERWISE.

     The affirmative vote of a majority of the shares present in person or by proxy at the meeting, and entitled to vote on this item, is required for approval of this proposal.

                                    ITEM 5.
                              STOCKHOLDER PROPOSAL

     A stockholder has given notice that the following proposal will be presented at the meeting:

     "BE IT RESOLVED: The shareholders request that a committee, made up of all outside directors of the Company, conduct extensive research and publish a written report by September, 1997 on: (1) the allegation that the Myanmar Oil and Gas Enterprise (MOGE) has in the past and is currently serving as a conduit for illegal drug laundering in Burma; (2) the extent to which Company officials have been aware of any facts linking MOGE to drug laundering; and (3) a recommended course of action for the Board of Directors to take based on the findings. The report should be prepared at reasonable expense and be made available to shareholders upon request.

SUPPORTING STATEMENT

     The illegal sale and use of heroin are growing dramatically in the U.S. and throughout the world. According to testimony given by Gen. Barry McCaffrey, Director of the Office on National Drug Control Policy, to a Congressional subcommittee in September, 1996, the country of Burma provides more than 50 percent of the world's supply of heroin. A March 1996 report by the U.S. Department of State states that more than 60 percent of heroin seized in the U.S. comes from Burma.

     A four-year investigation conducted by Francois Casanier, a research analyst with the Geopolitical Drugwatch in Paris found, as reported in the December 16, 1996 issue of The Nation, that the Myanmar Oil and Gas Enterprise
(MOGE) was the major channel for laundering the revenues of heroin produced and exported by the Burmese army.

     The company is a major part of a joint venture with MOGE and other entities to extract natural gas from the offshore Yadana field and transport it across the southern peninsula of Burma to Thailand.

     If there is substance to the allegation that MOGE is serving as a conduit for laundering funds generated by the illegal production and sale of heroin, I believe that the Company's association with MOGE is in violation of the Company's "Statement of Principles and Code of Conduct for Doing Business Internationally", and may be indirectly contributing, by serving to legitimize MOGE's operations, to an increase in the sale of heroin in the U.S. and throughout the world.

     I believe that the Company's association with MOGE raises profound ethical and moral questions about the Company's activities and business practices, which may do irreparable harm to shareholders and the reputation of the Company, and thereby may have long-range negative implications for Company's future international business."

                           DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     - The proposed resolution implies that Unocal officials may have knowledge that Myanmar Oil and Gas Enterprise (MOGE) is engaged in the drug-money laundering activities alleged in the proposal. This is absolutely false.

     - Unocal is not involved in the internal financial operations of MOGE, nor do we have access to or the legal authority to review the financial or operating records of MOGE.

     - It is illegal under Myanmar law -- and against Unocal's code of conduct -- to conduct the investigation called for by this stockholder proposal. Such an investigation also would expose Unocal officers and directors to significant criminal penalties.

     - Enacting this stockholder resolution could jeopardize Unocal's investments in Myanmar. At immediate risk would be $115 million in assets of two wholly owned Unocal subsidiaries under which those investments are held. Longer term, Unocal stockholders may fail to realize the anticipated returns expected to be generated by the 30-year Yadana project.

DISCUSSION

     The proposed resolution asks that a committee comprised of outside Directors conduct extensive research and publish a written report on the allegation that MOGE is serving as a conduit for illegal drug-money laundering in Myanmar (Burma); the extent to which Company officials have been aware of any facts linking MOGE to drug-money laundering; and a recommended course of action for the Board of Directors to take based on the findings.

     The resolution implies that Unocal officials may have knowledge that MOGE is engaged in the drug-money laundering activities alleged in the proposal. This is absolutely false. Proving or disproving those allegations would require an extensive investigation that would subject Unocal's officers and directors to criminal penalties under Myanmar law, under which two of the Company's wholly-owned subsidiaries must operate.

     Unocal's operations are strictly guided by our Statement of Principles, the company's international code of business conduct, as well as our Code of Ethics and Compliance Guidelines. In Myanmar, as in every country where we operate, our policy is to comply with all laws, rules and regulations applicable to the conduct of our business. Every Unocal employee must avoid any activity which could involve or lead to the involvement of Unocal or its personnel in any unlawful practice.

OUR POSITION

     Unocal is committed to meeting the highest ethical standards in all of our operations, at home and abroad. We have explicit policies against any type of involvement in unethical or illegal behavior.

     Moreover, as an international energy company, Unocal is not legally authorized to conduct an investigation into the financial activities of a state-owned company such as MOGE.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. THE PROXY HOLDERS WILL VOTE ALL PROXIES RECEIVED AGAINST THIS PROPOSAL UNLESS INSTRUCTED OTHERWISE.

     The affirmative vote of a majority of the shares present in person or by proxy at the meeting, and entitled to vote on this item, is required for approval of this proposal.

     The names and addresses of the stockholder proponents, and information regarding their Unocal common stockholdings, will be furnished promptly upon receipt of any telephone or written request to the Secretary of the Company.

                                    ITEM 6.
                                 OTHER MATTERS

     In accordance with Article III, Section 7 of the Company's Bylaws, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, and the Corporate Secretary must have received written notice at least 60 days prior to the meeting. The notice shall contain a brief description of each matter desired to be brought before the meeting, the stockholder's name and address as they appear on the Company's books, the number of shares owned by the stockholder and proof of beneficial ownership, any material interest of the stockholder in such business, and indicate whether the stockholder intends to solicit proxies in favor of such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with these procedures.

     The Board of Directors has no knowledge at the time of the printing of this Proxy Statement of other business to be presented for action at the annual meeting of stockholders or any adjournment thereof. If other business properly comes up for action at the meeting, including any stockholder proposal omitted pursuant to Rule 14a-8, the proxy holders will vote the proxies in their discretion.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting must be received by the Corporate Secretary at 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245, on or before December 24, 1997.

                                            By Order of the Board of Directors

                                            /s/ B. DEWEZ

                                            Brigitte M. Dewez
                                            Corporate Secretary
April 23, 1997
El Segundo, California

                                   EXHIBIT A
                          MANAGEMENT INCENTIVE PROGRAM

     The purpose of the Management Incentive Program (the "Program") is to provide a means through which Unocal Corporation and its subsidiaries may attract and retain able key employees upon whom the responsibilities of the successful administration and management of the Company rest, and provide a means whereby those key employees will be fairly compensated and can acquire and maintain Stock ownership, thereby strengthening their commitment to maximizing the value of the Company for its Stockholders. The total number of common shares subject to issuance under the Program is 11,000,000 shares.

The Program has two major components:

     1. The Revised Incentive Compensation Plan; and

     2. The Long-Term Incentive Plan of 1991.

Each of these components is described in the sections which follow:

REVISED INCENTIVE COMPENSATION PLAN

 1. GENERAL DESCRIPTION

     The Revised Incentive Compensation Plan provides for annual cash awards to key employees of the Company and its Subsidiaries. Participants may elect to defer a portion of their annual Award into Restricted Stock which is subject to forfeiture under certain conditions. This Plan succeeds and replaces the Incentive Compensation Plan which was first approved by shareholders of Union Oil Company of California in 1963.

2. DEFINITIONS

The following definitions shall be applicable throughout the Plan:

     a.   "Award" means a cash award granted under the Plan.

     b.   "Award Period" means a period of one year.

     c. "Board" means the Board of Directors of the Company, except those members who are Employees.

     d.   "Code" means the Internal Revenue Code of 1986, as amended.

     e. "Committee" means the Management Development and Compensation Committee of the Board, which shall consist solely of two or more "outside directors," as defined in the regulations under Section 162(m) of the Code.

     f.    "Company" means Unocal Corporation.

     g. "Comparative Return to Stockholders" means the Company's annual return to stockholders, compared to the annual return to stockholders of selected Peer Group Companies. The Committee shall, in its sole discretion, determine the basis for comparing Stockholder returns.

     h. "Employee" means any person regularly employed by the Company or a Subsidiary on a full-time salaried basis.

     i. "Fair Market Value" for Restricted Stock means the average of the closing prices of the Stock as reported in the New York Stock Exchange Composite Transactions quotations for the 30 consecutive trading days prior to the first day of the calendar year in which the Award is payable.

     j. "Holder" means an eligible Employee of the Company who has deferred a portion of his Award into Restricted Stock.

     k. "Peer Group Companies" means those companies selected by the Committee for the purpose of comparing annual returns to Stockholders during the Award Period.

     l. "Plan" means the Revised Incentive Compensation Plan, as amended to date.

     m.   "Program" means the Management Incentive Program, as amended to date.

     n. "Restricted Stock" means Stock granted pursuant to a deferral election under the Plan.

     o. "Stock" means common stock of the Company as defined in Article Fourth of the Company's Certificate of Incorporation and such other stock as shall be substituted for such stock as provided in Section 8.

     p. "Subsidiary" means any corporation of which a majority of the outstanding voting Stock or voting power is beneficially owned directly or indirectly by the Company.

3. EFFECTIVE DATE AND DURATION

     The Plan shall be effective April 30, 1991, and shall have no fixed expiration date.

4. ADMINISTRATION

     The Committee shall administer the Plan. The acts of a majority of the members present at any meeting at which a quorum is present and acts unanimously approved in writing by the Committee shall be deemed the acts of the Committee.

     No member of the Committee, while serving as such, shall be eligible to receive an Award under the Plan. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable in the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

5. DETERMINATION OF INCENTIVE COMPENSATION FUND AND AWARDS

     The Committee establishes individual target awards for each participant. The sum of these awards is the target fund for the award period. This fund shall be adjusted based on the Company's Comparative Return to Stockholders over the Award Period. The fund shall be subject to further adjustment for minimum Company performance requirements as determined by the Committee. The adjusted fund shall be allocated in whole or in part to participants on the basis of such factors as:

     a. Comparison of actual operational results to plans or goals, adjusted for external factors such as changes in market prices.

     b. Individual performance of Employees selected to participate in the Plan.

     c.   Reasonableness of total cash compensation.

     The maximum Award payable to a participant in the Plan calendar year shall be 2.5 times the annual salary of the Chief Executive Officer for 1996 as set forth in the Company's 1997 Proxy Statement to Stockholders.

 6. PAYMENT AND DEFERRAL OF AWARDS

     Awards under the Plan shall be paid in cash from general funds of the Company in a manner to be prescribed by the Committee. Commencing with Awards for the year 1991 and each year thereafter, an Award recipient may elect annually to defer all or a portion of his Award, as determined by the Committee, into Restricted Stock (a "Restricted Stock Award"). In consideration for forgoing cash compensation, the Committee may, in its discretion, make a Restricted Stock Award with a total dollar value greater than the Award deferred, provided, that any such increase shall not exceed the dollar value of the Award deferred. The number of shares of Restricted Stock issued in consideration of Awards deferred shall be based on Fair Market Value, after any such increase described above.

     a. "Restriction Period" At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Restricted Stock Award, which shall be not less than three years. Each Restricted Stock Award may have a different Restriction Period, at the discretion of the Committee. In the event of a public tender for all or any portion of the Stock of the Company; in the event that any proposal to merge, consolidate or otherwise combine the Company with another company is submitted to the Stockholders for a vote; or if another situation exists that the Committee determines is similar thereto, the Committee may in its sole discretion change or eliminate the Restriction Period.

     b. Other Terms and Conditions. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate. Subject to the terms of the Plan, the Committee shall determine the terms and conditions applicable to any particular Restricted Stock Award. The Holder shall have the right to enjoy all Stockholder rights during the Restriction Period with the exception that:

     (i) The Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Stock during the Restriction Period;

     (ii) The Company may either issue the Holder a stock certificate representing the Restricted Stock subject to such restrictive legends and/or stop transfer instructions as it deems appropriate, or provide for the retention of custody of such stock certificate during the Restriction Period;

     (iii) Any breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award, and any dividends withheld thereon;

     (iv) Cash and stock dividends may either be currently paid or withheld by the Company for the Holder's account. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Committee.

     c. Termination of Employment. In the event a Holder terminates employment during a Restriction Period, a Restricted Stock Award would be subject to the following:

     (i) Termination determined by the Committee to be at the convenience of the Company and not for "cause" or for performance inadequacy:

          -- The Restricted Stock Award would be payable in full and distributed as soon as practicable after termination.

     (ii) Resignation or discharge other than pursuant to Section 6(c)(i):

          -- The Restricted Stock Award would be completely forfeited.

     (iii) Retirement, other than early retirement, pursuant to the Company retirement plan then in effect:
          -- The Restricted Stock Award would be payable in full and distributed as soon as practicable following retirement.

     (iv) Early Retirement:
          -- If at the Holder's request, the Restricted Stock Award would be completely forfeited.

          -- If at the Company's request, the Restricted Stock Award would be payable in full and distributed as soon as practicable following retirement.

     (v) Death or Total and Permanent Disability:

          -- The Restricted Stock Award would be payable in full and distributed as soon as practicable following death or disability.

     d. Distribution. Except as provided in Section 6(a), in no event shall Stock be delivered prior to six months from the date of grant.

 7. GENERAL

     a. Government and Other Regulations. The obligation of the Company to make payment of distributions under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act") any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     b. Tax Withholding. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as required by law to be withheld with respect to such cash payments and, in the case of Awards paid in Stock, the Employee or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock. The Company may, in lieu of requiring cash payment of any such taxes, elect to withhold from Stock payments a number of whole shares of Stock whose value is at least equal to the amount of such taxes. Valuation for this purpose shall be the average of the reported high and low prices of the Stock as reported in the New York Stock Exchange Composite Transactions quotations for the first trading date following the Restriction Period.

     c. Claim to Awards and Employment Rights. No Employee or other person shall have any claim or right to be granted an Award under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or a Subsidiary.

     d. Beneficiaries. Any payment due under the Plan to a deceased participant shall be paid to the beneficiary designated by the participant and filed with the Committee. If no such beneficiary has been designated, payment shall be made to the participant's surviving spouse. If a participant does not designate a beneficiary or have a surviving spouse, payment shall be made to the participant's legal representative. A beneficiary designation may be changed or revoked by a participant at any time provided the change or revocation is filed with the Committee.

     e. Nontransferability. A person's rights and interests under the Plan, including amounts payable, may not be assigned, pledged, or transferred except, in the event of an employee's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

     f. Indemnification. Each person who is or shall have been a member of the Committee or the Board, including the Employee directors, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit or proceeding against him. He shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     g. Reliance on Reports. Each member of the Committee and the Board, including the Employee directors, shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Full Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     h. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary, unless specifically so provided under such plan.

     i. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

     j. Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

     k. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

 8. CHANGES IN CAPITAL STRUCTURE

     Restricted Stock Awards and any agreement evidencing such Awards shall be subject to adjustment by the Committee as to the number and price of shares of Stock or other considerations subject to such Awards in the event of changes in the outstanding Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

 9. AMENDMENTS AND TERMINATION

     The Board may at any time terminate the Plan and with the expressed written consent of an individual participant, cancel or reduce or otherwise alter his outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided, however, that without further stockholder approval the Board shall not:

     a. Permit the granting of an Award to a person who is not a key Employee.

     b. Increase the maximum number of shares which may be issued pursuant to Restricted Stock Awards under the Program, except as provided in Section 8.

     c. Materially increase the benefit granted to participants under the Plan.

     d. Amend the Plan more often than once every six months (except for changes required by the Code or ERISA).

LONG-TERM INCENTIVE PLAN OF 1991

 1. GENERAL DESCRIPTION

     The Long-Term Incentive Plan of 1991 provides for granting Nonqualified Stock Options, Restricted Stock Awards, and Performance Shares. The Plan succeeds the Unocal Long-Term Incentive Plan of 1985, with certain grants under the 1985 Plan subject to the provisions of the 1991 Plan as described herein.

 2. DEFINITIONS

     The following definitions shall be applicable throughout the Plan:

     a. "Award" means, individually or collectively, any Nonqualified Stock Options, Restricted Stock Award or Performance Share Award.

     b. "Award Period" means the period of time (which shall be not less than three years) used to determine any payments of Performance Share Awards.

     c. "Board" means the Board of Directors of the Company, except those members who are Employees.

     d. "Code" means the Internal Revenue Code of 1986, as amended.

     e. "Committee" means the Management Development and Compensation Committee of the Board of Directors of the Company which shall consist solely of two or more "outside directors," as defined in the regulations under Section 162(m) of the Code.

     f. "Company" means Unocal Corporation.

     g. "Comparative Return to Stockholders" means the Company's annual return to Stockholders compared to the annual return to Stockholders of a selected group of Peer Group Companies. The Committee shall, at it sole discretion, determine the basis for comparing Stockholder returns.

     h. "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     i. "Employee" means any person regularly employed by the Company or a Subsidiary on a full-time salaried basis who satisfies all of the requirements of Section 6.

     j. "Fair Market Value" means:

        (i) For Options, the average of the reported high and low prices of the Stock as reported in the New York Stock Exchange Composite Transactions quotations on a specified date.

        (ii) For Performance Share Awards and Restricted Stock Awards, the average of the closing prices of the Stock as reported in the New York Stock Exchange Composite Transactions quotations for the 30 consecutive trading days prior to the "Valuation Date." The "Valuation Date" for the purpose of granting Performance Share and Restricted Stock Awards shall be the first day of the calendar year in which the Award is made. The "Valuation Date" for the purpose of Performance Share payments shall be the trading day the Committee approves the payment.

     k. "Holder" means an Employee of the Company or a Subsidiary who has been granted an Option, a Restricted Stock Award, or a Performance Share Award.

     l. "Option" means an Award granted under Section 7.

     m. "Peer Group Companies" means those companies selected by the Committee, in its sole discretion, for the purpose of comparing returns to Stockholders during the Award Period.

     n. "Performance Share" means an Award granted under Section 8.

     o. "Plan" means the Long-Term Incentive Plan of 1991, as amended to date.

     p. "Program" means the Management Incentive Program, as amended to date.

     q. "Restricted Stock Award" means an Award granted under Section 9.

     r. "Stock" means shares of common Stock of the Company as defined in Article Fourth of the Company's Certificate of Incorporation and such other Stock as shall be substituted for such shares as provided in Section 11.

     s. "Subsidiary" means any corporation of which a majority of the outstanding voting Stock or voting power is beneficially owned directly or indirectly by the Company.

 3. EFFECTIVE DATE AND DURATION

     The Plan shall be effective January 1, 1991. Subject to the provisions of
Section 12, Awards may be made as provided herein for a period of 10 years.

     The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

 4. ADMINISTRATION

     The Committee shall administer the Plan. The acts of a majority of the members present at any meeting at which a quorum is present and acts unanimously approved in writing by the Committee shall be deemed the acts of the Committee. The Committee may, in its discretion, delegate the authority to grant Restricted Stock under the Plan to a committee of one or more officers and/or directors of the Company.

     No member of the Committee, while serving as such, shall be eligible to receive an Award under the Plan. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable to the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

 5. GRANT OF OPTIONS, RESTRICTED STOCK AWARDS, AND PERFORMANCE SHARE AWARDS:
    SHARES SUBJECT TO THE PLAN

     The Committee may, from time to time, grant Awards to one or more Employees determined by it to be eligible for participation in the Plan, in accordance with the provisions of Section 6; provided however that:

     a. Subject to Section 11, the aggregate number of shares of Stock made subject to Awards may not exceed 11,000,000. All shares which were not previously subject to grants under the Long-Term Plan of 1985 shall be canceled.

     b. Stock delivered by the Company in settlement under the Plan may be from the Company's authorized and unissued Stock or Stock purchased on the open market or by private purchase.

     c. Notwithstanding any other provision of the Plan, the Company shall not distribute Stock until six months have lapsed from the date of the Award under the Plan.

 6. ELIGIBILITY

     Officers and key Employees of the Company and its Subsidiaries (including officers or Employees who are members of the Full Board) shall be eligible to be granted Awards under the Plan.

 7. STOCK OPTIONS

     One or more Options may be granted to any eligible Employee. No person may be granted during any 12-month period Options to acquire more than 100,000 shares of Stock. Each Option so granted shall be subject to the following conditions:

     a. Option Price. The option price per share of Stock shall be set by the grant but shall be not less than Fair Market Value on the Date of Grant.

     b. Form of Payment. At the time of the exercise of the Option, the option price shall be payable in a combination of cash and/or shares of Stock valued at the Fair Market Value as of the date the Option is exercised.

     c. Restrictions on Shares Acquired. The Committee may impose restrictions for a specified period on a portion or all of the shares acquired through exercise in order to promote the share ownership objectives of the Plan. This provision shall also apply to all options granted after January 1, 1991 under the Long-Term Incentive Plan of 1985. In the event a Holder terminates employment during the Restriction Period, the restricted shares acquired would be subject to the following:

     (i) Termination determined by the Committee to be at the convenience of the Company and not for "cause" or for performance inadequacy:

          -- The restrictions would be removed and the shares would be received as soon as practicable.

     (ii) Resignation or discharge other than pursuant to Section 7(c)(i):

          -- The shares would be completely forfeited.

     (iii) Retirement, other than early retirement, pursuant to the Company retirement plan then in effect:

          -- The restrictions would be removed and the shares would be received as soon as practicable.

     (iv) Early Retirement:

          -- If at the Holder's request, the shares would be completely forfeited;

          -- If at the Company's request, the restrictions would be removed and the shares would be distributed as soon as practicable.

     (v) Death or Total and Permanent Disability:

          -- The restrictions would be removed and the shares would be distributed as soon as practicable.

     d. Stock Option Agreement. Each Option granted under the Plan shall be evidenced by a "Stock Option Agreement" between the Company and the Holder of the Option containing provisions determined by the Committee, which shall include the following terms and conditions:

     (i) Any Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the grant.

     (ii) Every share purchased through the exercise of an Option shall be paid for in full prior to delivery of the share certificate. Each Option shall cease to be exercisable, as to any share, when the Holder purchases the share or when the Option lapses.

     (iii) Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by the Holder, his guardian or legal representative.

     (iv) In consideration for the granting of each Option, the Holder shall agree to remain in the employment of the Company or one or more of its Subsidiaries at the pleasure of the Company or such Subsidiary for a continuous period of at least one year after the Date of Grant. At the discretion of the Committee, this requirement may be waived if the Holder during said one-year period becomes incapacitated or enters the active service of the military forces of the United States or other United States service connected with national defense activities. The Holder agrees that during such employment, he will devote his entire time, energy and skills to the service and interest of the Company or such Subsidiary subject to vacations, sick leave, and other absences in accordance with the regular policies of the Company and its Subsidiaries.

     (v) Notwithstanding any other provision, in the event of a public tender for all or any portion of the stock of the Company; in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for Stockholder approval; or another situation exists which the Committee determines is similar thereto, the Committee may in its sole discretion declare previously granted options to be immediately exercisable.

     e. Other Terms and Conditions. The Options shall become exercisable in cumulative annual installments in such manner and within such period or periods, not to exceed ten years from its Date of Grant, as set forth in the Stock Option Agreement upon payment in full.

8. PERFORMANCE SHARES

     All outstanding grants of Performance Share Awards under the Long-Term Incentive Plan of 1985 shall be subject to the terms of this Plan, subject to any required consent of the Holder.

     a. Awards Grants. Grants of Performance Shares may be made by the Committee during the term of the Plan, which shall be credited to a Performance Share account to be maintained for each such Holder. Each Performance Share shall have a value equivalent to one share of Stock of the Company. Grants of Performance Shares shall be deemed to have been made on January 1 of the calendar year in which grants are made. In determining the size of Awards, the Committee may take into account a Holder's responsibility level, performance, potential, cash compensation level, and the Fair Market Value of the Company's Stock at the time of Awards, as well as such other considerations as it deems appropriate. No person may receive more than 30% of the aggregate number of performance shares granted, nor more than 25,000 Performance Shares in any 12-month period.

     b. Right to Payment of Performance Shares. Following the end of the Award Period, the Committee shall establish and determine a percentage by which the Performance Shares awarded shall be multiplied, based on the Company's Comparative Return to Stockholders, and each Holder's Performance Shares shall be multiplied by that percentage ("Payout Shares"). In no event shall such percentage exceed 200%.

     Each Holder of Performance Shares shall be entitled at the end of an Award Period to a dollar amount equal to the Fair Market Value of his Payout Shares as of the Valuation Date. In no event shall the Fair Market Value of the Payout Shares exceed 400% of the Fair Market Value of the initial award of Performance Shares.

     c. Timing and Form of Payment. No payment of Performance Shares shall be made prior to the end of an Award Period, but shall be made as soon as practicable thereafter. The Committee may authorize payment in a combination of cash and/or Stock, as it deems appropriate. Stock delivered in payment of Performance Shares may be shares purchased for the account of the Holder or authorized and unissued shares, or any combination thereof. The number of shares of Stock to be paid in lieu of cash will be determined by dividing the portion of the payment not paid in cash by:

     (i) The average of the reported high and low prices of the Stock as reported in the New York Stock Exchange Composite Transactions quotations on the date on which the shares are issued, or

     (ii) The price per share paid for shares purchased for a Holder's account should the Company purchase shares on behalf of a Holder.

     Notwithstanding any other provision of the Plan, in the event of any public tender for all or any part of the Stock of the Company; in the event that any proposal to merge, consolidate or otherwise combine the Company with another company is submitted to the Stockholders for a vote; or another situation exists which the Committee determines is similar thereto, the Committee may in its sole discretion declare any Award Period ended as of a specific date and accelerate full payments of such awards accordingly. The Committee shall determine a Comparative Return to Stockholders for the reduced Award Period.

     d. Termination of Employment. In the event a Holder terminates employment during an Award Period, payout would be as follows:

     (i) Termination determined by the Committee to be at the convenience of the Company and not for "cause" or for performance inadequacy:

           -- Payout would be at the end of the Award Period and prorated for service during the period.

     (ii)  Resignation or discharge other than pursuant to Section 8(b)(i):

           -- The Award would be completely forfeited.

     (iii) Retirement other than early retirement, pursuant to the Company retirement plan then in effect:

           -- Payout would be at the end of the Award Period and prorated for service during the period.

     (iv)  Early retirement:

           -- If at the Holder's request, the Award would be completely forfeited;

           -- If at the Company's request, payout would be at the end of the Award Period and prorated for service during the period.

     (v)  Death or Total and Permanent Disability:

           -- Payout would be at the end of the Award Period and prorated for service during the period.

9. RESTRICTED STOCK AWARDS

     a. Restriction Period. A Restricted Stock Award may be granted by the Committee to an eligible Employee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award which shall be not less than three years. Each Restricted Stock Award may have a different Restriction Period, at the discretion of the Committee. In the event of a public tender for all or any portion of the Stock of the Company; or in the event that any proposal to merge, consolidate, or otherwise combine the Company with another company is submitted to the Stockholders for a vote; or another situation exists which the Committee determines is similar thereto, the Committee may in its sole discretion change or eliminate the Restriction Period. Except as permitted above or pursuant to
Section 11, the Restriction Period applicable to a particular Restricted Stock Award shall not be changed.

     b. Other Terms and Conditions. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate. Subject to the terms of the Plan, the Committee shall determine the terms and conditions applicable to any particular grant of a Restricted Stock Award. The Holder shall have the right to enjoy all Stockholder rights during the Restriction Period with the exception that:

     (i) The Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Stock during the Restriction Period.

     (ii) The Company may either issue the Holder a stock certificate representing the Restricted Stock subject to such restrictive legends and/or stop transfer instructions as it deems appropriate, or provide for the retention of custody of such stock certificate during the Restriction Period.

     (iii) Any breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award, and any dividends withheld thereon.

     (iv) Cash and stock dividends may either be currently paid or withheld by the Company for the Holder's account. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Committee.

     c. Termination of Employment. In the event a Holder terminates employment during a Restriction Period, an Award will be subject to the following:

     (i) Termination determined by the Committee to be at the convenience of the Company and not for "cause" or for performance inadequacy:

           -- The Restricted Stock would be prorated for service during the Restriction Period and would be distributed as soon as practicable following termination.

     (ii)  Resignation or discharge other than pursuant to Section 9(c)(i):

           -- The Restricted Stock would be completely forfeited.

     (iii) Retirement, other than early retirement, pursuant to the Company retirement plan then in effect:

           -- The Restricted Stock would be prorated for service during the Restriction Period and would be distributed as soon as practicable following retirement.

     (iv)  Early Retirement:

           -- If at the Holder's request, the Restricted Stock Award would be completely forfeited;

           -- If at the Company's request, the Restricted Stock Award would be prorated for service during the period and would be distributed as soon as practicable following retirement.

     (v)  Death or Total and Permanent Disability:

           -- The Restricted Stock Award would be prorated for service during the period and distributed as soon as practicable following death or disability.

10. GENERAL

     a. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulation, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act") any of the shares of Stock paid under the Plan. If the Stock issued under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     b. Tax Withholding. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as required by law to be withheld with respect to such cash payments and, in the case of Awards paid in Stock, the employee or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock. The Company may, in lieu of requiring cash payment of any such taxes, elect to withhold from Stock payments a number of whole shares of Stock whose value is at least equal to the amount of such taxes. Valuation for this purpose shall be the average of the reported high and low prices of the Stock as reported in the New York Stock Exchange Composite Transactions quotations for the first trading date following the Restriction Period.

     c. Claim to Awards and Employment Rights. No Employee or other person shall have any claim or right to be granted an Award under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or a Subsidiary.

     d. Beneficiaries. Any payment of Awards due under this Plan to a deceased Holder shall be paid to the beneficiary designated by the Holder and filed with the Committee. If no such beneficiary has been designated, payment shall be made to the Holder's surviving spouse. If the Holder has not designated a beneficiary or has no surviving spouse, payment shall be made to the Holder's legal representative. A beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Committee.

     e. Nontransferability. A Holder's rights and interests under the Plan, including amounts payable, may not be assigned, pledged, or transferred except, in the event of an employee's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

     f. Indemnification. Each person who is or shall have been a member of the Committee or the Board, including the Employee directors, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit or proceeding against him. He shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      g. Reliance on Reports. Each member of the Committee and the Board, including the Employee directors, shall be fully justified in relying or acting in good faith upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Full Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

      h. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under a pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary.

      i. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

      j. Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

      k. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11. CHANGES IN CAPITAL STRUCTURE

     Options, Restricted Stock Awards, Performance Share Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee as to the number and price of shares of Stock or other considerations subject to such Awards in the event of changes in the outstanding Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Option or Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

12. AMENDMENTS AND TERMINATION

     The Board may at any time terminate the Plan or, with the expressed written consent of a Holder, cancel or reduce or otherwise alter his outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided, however, that without further Stockholder approval the Board shall not:

      a. Increase the maximum number of shares which may be issued under the Program or Plan, except as provided in Section 11.

      b. Change the minimum Option Price.

      c. Extend the maximum Option Term.

      d. Extend the termination date of the Plan.

      e. Permit the granting of an Award to a person who is not an Employee.

      f. Materially increase the benefit granted to participants under the Plan.

      g. Amend the Plan more often than once every six months (except for changes required by the Code or ERISA).

UNOCAL CORPORATION

[ ] I plan to attend the Annual Stockholders Meeting on Monday, June 2, 1997.

--------------------------------------------------------------------------------
Name                                    (Please print)


--------------------------------------------------------------------------------
Address

                                                                  (        )
--------------------------------------------------------------------------------
City                              State          Zip             Telephone No.

STOCKHOLDER COMMENTS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

It may not be possible to respond individually to all comments.

                                                                    ----------------
                                                                       NO POSTAGE
                                                                       NECESSARY
                                                                       IF MAILED
                                                                         IN THE
                                                                     UNITED STATES
                                                                    ----------------
------------------------------------------------------              ----------------
                                                                    ----------------
                BUSINESS  REPLY  MAIL                               ----------------
 FIRST CLASS MAIL   PERMIT NO. 4035   Los Angeles, CA               ----------------
                                                                    ----------------
                                                                    ----------------
------------------------------------------------------              ----------------
POSTAGE WILL BE PAID BY ADDRESSEE                                   ----------------
                                                                    ----------------
UNOCAL CORPORATION                                                  ----------------
ATTN: CORPORATE SECRETARY, DEPT. B                                  ----------------
P.O. BOX 2390
BREA CA   92822-2390

UNOCAL CORPORATION

[ ] I plan to attend the Annual Stockholders Meeting on Monday, June 2, 1997.

--------------------------------------------------------------------------------
Name                                    (Please print)


--------------------------------------------------------------------------------
Address

                                                                  (        )
--------------------------------------------------------------------------------
City                            State          Zip               Telephone No.

STOCKHOLDER COMMENTS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

It may not be possible to respond individually to all comments.

                                                                    ----------------
                                                                       NO POSTAGE
                                                                       NECESSARY
                                                                       IF MAILED
                                                                         IN THE
                                                                     UNITED STATES
                                                                    ----------------
------------------------------------------------------              ----------------
                                                                    ----------------
                BUSINESS  REPLY  MAIL                               ----------------
 FIRST CLASS MAIL   PERMIT NO. 4035   Los Angeles, CA               ----------------
                                                                    ----------------
                                                                    ----------------
------------------------------------------------------              ----------------
POSTAGE WILL BE PAID BY ADDRESSEE                                   ----------------
                                                                    ----------------
UNOCAL CORPORATION                                                  ----------------
ATTN: CORPORATE SECRETARY, DEPT. R                                  ----------------
P.O. BOX 2390
BREA CA   92822-2390

[UNOCAL LOGO]                              BOARD OF DIRECTORS PROXY                   UNOCAL CORPORATION
                                           ANNUAL MEETING OF STOCKHOLDERS             C/O CHASEMELLON SHAREHOLDER SERVICES
                                           JUNE 2, 1997                               P.O. BOX 1474 CHURCH STREET STATION
                                                                                      NEW YORK, NY 10277-1474

MacDonald G. Becket, Frank C. Herringer and Donald P. Jacobs, or any of them, with full power of substitution, are hereby appointed by the signatory of this Proxy to vote all shares of Common Stock held by the signatory on April 4, 1997, at the June 2, 1997 Annual Meeting of Stockholders of Unocal Corporation, and any adjournments thereof, on each of the items on the reverse side and in accordance with the directions given there and, in their discretion, on all other matters that may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEMS 4 AND 5.

                                                      (Continued and to be dated
                                                     and signed on reverse side)

(Continued from other side)                          [UNOCAL LOGO]                                  THIS PROXY IS SOLICITED ON
                                                                                                    BEHALF OF THE BOARD OF
                                                                                                    DIRECTORS FOR THE JUNE 2, 1997
                                                                                                    ANNUAL MEETING OF STOCKHOLDERS
                                                                                                    OF UNOCAL CORPORATION.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTES FOR ITEMS 1, 2 AND 3

Item 1:   Election of the following nominees as directors for three-year terms to expire in 2000:
          John W. Amerman, Roger C. Beach, John W. Creighton, Jr., Kevin W. Sharer
                         [ ]   FOR ALL            [ ]   WITHHOLD AUTHORITY
                               NOMINEES                 TO VOTE FOR ALL OF THE NOMINEES

          WITHHOLD AUTHORITY TO VOTE FOR THE FOLLOWING NOMINEE(S):

          --------------------------------------------------------

Item 2:   Ratification of appointment of Coopers & Lybrand L.L.P. as independent accountants
                         [ ]   FOR                [ ]   AGAINST            [ ]   ABSTAIN
Item 3:   Approval of performance goal under Management Incentive Program for tax purposes
                         [ ]   FOR                [ ]   AGAINST            [ ]   ABSTAIN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTES AGAINST ITEMS 4 AND 5
Item 4:   Stockholder proposal:
          Report on the Cost and Benefits of doing business in Myanmar
                         [ ]   FOR                [ ]   AGAINST            [ ]   ABSTAIN
Item 5:   Stockholder proposal:
          Research and report regarding the Myanmar Oil and Gas Enterprise and drug money laundering
                         [ ]   FOR                [ ]   AGAINST            [ ]   ABSTAIN

This Proxy is limited to  ______________ Shares


          Signature(s)____________________________________________

          ________________________________________________________

                                Dated_____________________________


          PERSONS SIGNING IN REPRESENTATIVE CAPACITY SHOULD INDICATE TITLE AS SUCH.

                                           UNOCAL CORPORATION
                                           C/O CHASEMELLON SHAREHOLDER SERVICES
                                           P.O. Box 1474, Church Street Station
                                           New York, NY 10277-1474

                                [LOGO]

                                           Board of Directors Proxy
                                           1997 ANNUAL MEETING OF STOCKHOLDERS


MacDonald G. Becket, Frank C. Herringer and Donald P. Jacobs, or any of them, with full power of substitution, are hereby appointed by the signatory of this Proxy to vote all shares of Common Stock held by the signatory on April 4, 1997, at the June 2, 1997 Annual Meeting of Stockholders of Unocal Corporation, and any adjournment thereof, on each of the items on the reverse side and in accordance with the directions given there and, in their discretion, on all other matters that may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEMS 4, 5 AND 6.

                        (Continued, and to be dated and signed on reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                     YOUR VOTE IS IMPORTANT TO THE COMPANY

                      PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

      [LOGO]  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD   Please mark
              OF DIRECTORS FOR THE ANNUAL MEETING OF           your votes as
              STOCKHOLDERS OF UNOCAL CORPORATION               indicated in  [X]
                                                               this example

-------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR ITEMS 1, 2 AND 3
-------------------------------------------------------------------

Item 1: Election of the following nomi-   FOR ALL        WITHHOLD AUTHORITY
        nees as directors for three-      Nominees [ ]   to vote for ALL     [ ]
        year terms to expire in 2000                     nominees

        John W. Amerman                   WITHHOLD AUTHORITY TO VOTE FOR THE
        Roger C. Beach                    FOLLOWING NOMINEE(S):
        John W. Creighton, Jr.
        Kevin W. Sharer                   ___________________________________

                                                        FOR   AGAINST   ABSTAIN
Item 2: Ratification of appointment of Coopers &        [ ]     [ ]       [ ]
        Lybrand L.L.P. as independent accountants

Item 3: Approval of performance goal under Management   [ ]     [ ]       [ ]
        Incentive Program for tax purposes

-------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS VOTES AGAINST ITEMS 4 AND 5
-------------------------------------------------------------------

                                                        FOR   AGAINST   ABSTAIN
Item 4: Stockholder proposal: Report on the Cost and    [ ]     [ ]       [ ]
        Benefits of doing business in Myanmar

Item 5: Stockholder proposal: Research and report       [ ]     [ ]       [ ]
        regarding the Myanmar Oil and Gas Enterprise and drug money laundering

-------------------------------------------------------------------
                                          CHECK THIS BOX FOR OPEN BALLOT  [ ]
                                          (If you check this box, the
                                          company will be given access
                                          to your proxy)

                      Please mark, date and sign as your name appears to the left and return in the enclosed envelope. If acting as executor, administrator, trustee or guardian, you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder should sign.


                      Dated __________________________________________________

                      Signature(s) ___________________________________________

                      ________________________________________________________
                              see other side for important information

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


         Return the business reply card from inside the proxy statement if you plan to attend

                                ADMISSION TICKET

                                     [LOGO]

                      1997 Annual Meeting of Stockholders

                              Monday, June 2, 1997
                                   10:00 A.M.
                           376 South Valencia Avenue
                             Brea, California 92621

        PLEASE ADMIT                                NON-TRANSFERRABLE

INCENTINVE PLANS OF 1985 AND 1991, AND                         Please mark
REVISED INCENTIVE COMPENSATION PLAN                            your votes as
                                                               indicated in  [X]
                                                               this example

-------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR ITEMS 1, 2 AND 3
-------------------------------------------------------------------

Item 1: Election of the following nomi-   FOR ALL        WITHHOLD AUTHORITY
        nees as directors for three-      Nominees [ ]   to vote for ALL     [ ]
        year terms to expire in 2000                     nominees

        John W. Amerman                   WITHHOLD AUTHORITY TO VOTE FOR THE
        Roger C. Beach                    FOLLOWING NOMINEE(S):
        John W. Creighton, Jr.
        Kevin W. Sharer                   ___________________________________

                                                        FOR   AGAINST   ABSTAIN
Item 2: Ratification of appointment of Coopers &        [ ]     [ ]       [ ]
        Lybrand L.L.P. as independent accountants

Item 3: Approval of performance goal under Management   [ ]     [ ]       [ ]
        Incentive Program for tax purposes

-------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS VOTES AGAINST ITEMS 4 AND 5
-------------------------------------------------------------------

                                                        FOR   AGAINST   ABSTAIN
Item 4: Stockholder proposal: Report on the Cost and    [ ]     [ ]       [ ]
        Benefits of doing business in Myanmar

Item 5: Stockholder proposal: Research and report       [ ]     [ ]       [ ]
        regarding the Myanmar Oil and Gas Enterprise and drug money laundering

-------------------------------------------------------------------
                                          CHECK THIS BOX FOR OPEN BALLOT  [ ]
                                          (If you check this box, the
                                          company will be given access
                                          to your proxy)



Signature _______________________ Signature _______________________ Date _______

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH STOCKHOLDER SHOULD SIGN.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


TO: PARTICIPANTS IN UNOCAL'S LONG-TERM INCENTIVE PLANS OF 1985 AND 1991, AND THE REVISED INCENTIVE COMPENSATION PLAN

YOUR VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNOCAL CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 1997. THE SHARES IN YOUR ACCOUNT WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF SUCH DIRECTION, THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS HAS AUTHORITY TO VOTE THOSE SHARES IN ITS DISCRETION, EXCEPT AS LIMITED BY LAW. IT IS UNDERSTOOD THAT THE COMPENSATION COMMITTEE WILL HAVE THE AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT.


                             YOUR VOTE IS IMPORTANT

               PLEASE SIGN AND RETURN YOUR VOTING INSTRUCTIONS BY
             TEARING OFF THE TOP PORTION OF THIS CARD AND RETURNING
                    IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE